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Green Dot Corporation
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PRELIMINARY COPY DATED APRIL 3, 2017
SUBJECT TO COMPLETION

April [ ], 2017
Dear Stockholders:
You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Green Dot Corporation to be held on May 25, 2017 at 9:00 a.m. (Pacific Daylight Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California. Directions to the meeting appear on the back cover of the accompanying notice of annual meeting and proxy statement.
Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Stockholders and 2016 annual report to stockholders. This notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
We hope that you will be able to attend this year's Annual Meeting of Stockholders. There will be an opportunity for all stockholders present at the meeting to ask questions. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
On behalf of the Board of Directors, we would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,

Steven W. Streit	William I. Jacobs
President and Chief Executive Officer	Chairperson of the Board

GREEN DOT CORPORATION
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 25, 2017
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Green Dot Corporation will be held on May 25, 2017, at 9:00 a.m. (Pacific Daylight Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To approve and adopt amendments to Green Dot's certificate of incorporation to declassify the Board of Directors and make other related changes;

2.	To elect the two nominees named in the proxy statement to the Board of Directors;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;

4.	To vote on a non-binding advisory resolution to approve executive compensation;

5.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

6.	To approve amendments to Green Dot's 2010 Equity Incentive Plan.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 7, 2017 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Your vote as a Green Dot Corporation stockholder is very important. Each share of Class A common stock that you own represents one vote. For questions regarding your stock ownership, you may contact Investor Relations at (626) 765-2427 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

John C. Ricci
General Counsel and Secretary

Pasadena, California
April [ ], 2017

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled "Questions and Answers About the Meeting" beginning on page 10 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
2017 Annual Meeting of Stockholders Information

Date and Time:	May 25, 2017 at 9:00 a.m. Pacific Daylight Time
Place:	Green Dot's headquarters located at 3465 E. Foothill Blvd., Pasadena, California
Record Date:	April 7, 2017
Voting Matters

Proposals	Board Recommendation	Page Number for Additional Information
1. Amendment of our certificate of incorporation to declassify the Board	FOR	20
2. Election of two nominees to our Board	FOR	21
3. Ratification of independent registered public accounting firm	FOR	28
4. Advisory vote to approve executive compensation	FOR	29
5. Advisory vote on the frequency of future votes on executive compensation	1 Year	30
6. Amendment of our 2010 Equity Incentive Plan	FOR	31
Our Nominees/Directors

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships			Other Current Public Boards
					AC	CC	NGC
Director Nominees
J. Chris Brewster	67	2016	Former CFO, Cardtronics, Inc.	Yes				—
Rajeev V. Date	46	2016	Managing Partner, Fenway Summer LLC	Yes				—
Continuing Directors
Kenneth C. Aldrich	78	2001	President, The Aldrich Company	Yes				—
Glinda Bridgforth Hodges	64	2014	Founder, Bridgforth Financial & Associates, LLC	Yes				—
Saturnino "Nino" Fanlo	56	2016	President and CFO, Social Finance, Inc.	Yes				—
George W. Gresham	50	2016	CEO, Granite Reef Advisers, Inc.	Yes				—
William I. Jacobs*	75	2016	Chairman, Global Payments, Inc.	Yes				1
George T. Shaheen	72	2013	Chairman, Korn/Ferry International	Yes				3
Steven W. Streit	55	1999	President and CEO	No				—
_____________
AC = Audit Committee    CC = Compensation Committee     NGC = Nominating and Corporate Governance Committee
* Chairperson of the Board     = Member     = Chair

Our Corporate Governance Facts

Current Size of Board	9
Current Number of Independent Directors	8
Board Committees Consist Entirely of Independent Directors	Yes
Number of Current Directors that Attended at least 75% of Meetings Held	9
Annual Election of All Directors	No*
Majority Voting for Directors	Yes
Separate Board Chair and CEO	Yes
Independent Board Chair	Yes
Independent Directors Meet Regularly in Executive Session	Yes
Annual Board and Committee Self-Evaluations	Yes
Risk Oversight by Full Board and Committees	Yes
Stockholder Ability to Call Special Meetings	No
Stockholder Ability to Act by Written Consent	No
Non-stockholder Approved Poison Pill	No
Advisory Vote on Executive Compensation	Yes†
Prohibit Short-selling, Hedging and Pledging Green Dot Securities	Yes
Stock Ownership Requirements for Directors and Executive Officers	Yes
Proxy Access Subject to Standard Eligibility Requirements	Yes
_____________

*	We are proposing to amend our certificate of incorporation to declassify our Board. See Proposal No. 1.

†	We recommend changing the vote frequency to every one year from every three years. See Proposal No. 5.
Listening to Our Stockholders
We take our accountability to stockholders very seriously. Since last year's annual meeting of stockholders, we met with or have spoken to a majority of our top institutional investors representing approximately 50% of our outstanding shares to discuss, among other matters, our executive compensation program and our governance practices. From this engagement, we learned that, in addition to being encouraged by our financial performance in 2016, many investors are supportive of the changes we made (or proposed to make) to our executive compensation program and governance practices in 2016, including adoption of majority voting in uncontested director elections, adoption of “proxy access,” separation of Board Chair and CEO and approval of a proposal to amend our certificate of incorporation to declassify our Board of Directors.
Our Executive Compensation Philosophy and Practices
We believe that the compensation programs offered to executive officers should support the achievement of our financial goals and creation of long-term stockholder value. We have endeavored to create an executive compensation program that provides a mix of short-term and long-term incentives and an appropriate balance between fixed and variable compensation that we believe retains and appropriately motivates our executive officers, including our named executive officers. In addition, our Compensation Committee and our Board of Directors strive to keep annual base salary at a competitive level while providing executive officers with performance-based equity and variable cash incentive awards in order to reward them well for superior short and long-term performance.

The following factors demonstrate our continued and heightened commitment to pay-for-performance and to corporate governance best practices:
Our Compensation Governance Facts

What We Do:	What We Do Not Do:
We reward performance that meets our predetermined goals.	We do not pay bonuses if performance levels fall below pre-determined thresholds.
Granted only performance-based long-term incentive awards to CEO since 2015.	Our compensation plans do not have minimum guaranteed payout levels.
All NEOs' annual cash incentive opportunity and long-term incentive opportunity are 100% performance-based.	We do not permit short-sales, hedging or pledging of our stock.
We have implemented robust stock ownership guidelines to our executives.	None of our NEOs currently have contracts that provide for a fixed term of employment.
We have adopted a "claw-back" policy that gives us discretion to require our NEOs to repay cash and/or equity compensation in the event of a restatement	We do not have change in control agreements with our executives other than our double-trigger corporate transactions policy.
We cap payouts under our plans to discourage inappropriate risk taking by our NEOs.	We do not provide our executives with tax gross-ups or perquisites.
We have double-trigger change in control provisions for all equity awards.	We do not permit repricing stock options without stockholder approval.
Our Compensation Committee retains an independent compensation consultant.	We do not have any pension plans, and our NEOs do not participate in any retirement programs not generally available to all employees.
We hold an advisory vote on executive compensation.
We seek feedback on executive compensation through stockholder engagement.
Compensation Components for 2016:

Component	Key Characteristics
Base Salary	Based on talent, experience, performance, contribution levels, individual role, positioning relative to market, and our overall salary budget.
Executive Annual Incentive Award ("Cash")	Our executive officers were eligible to receive performance-based compensation. NEO's annual incentive opportunity is purely performance based and tied to meeting a pre-determined revenue goal.
Performance-based Restricted Stock Units ("PRSUs")
Our CEO and other NEOs were granted performance-based restricted stock units, which will be earned, if at all, based upon (i) in the case of our CEO, our company's total shareholder return ranking as compared to the S&P SmallCap 600 for the period from January 1, 2016 to December 31, 2018; and (ii) in the case of our other NEOs, year-over-year growth in non-GAAP diluted earnings per share over a one-year performance period (2016). Our CEO's and other NEOs' long-term incentive opportunity is 100% performance-based with no minimum guaranteed payout level. In addition, the amounts earned by our NEOs (other than our CEO) will vest based on service over the three years following the performance period.

Other Awards
Through April 2015, our current CFO, Mark Shifke, served as our SVP of Corporate Development/M&A and was not an executive officer. As described in CD&A, to align his compensation with his then-current role as SVP of Corporate Development/M&A, management committed to Mr. Shifke that it would recommend to our Compensation Committee that Mr. Shifke receive restricted stock units ("RSU") in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014. In February 2016, our CFO was granted 145,208 RSUs, subject to time-based vesting conditions, as a result of this commitment. As a result of this award, the compensation reported for Mr. Shifke under "Stock Awards" and "Total" in the Summary Compensation Table on page 55 includes $3.0 million in his compensation related to 2015 performance.

In September 2016, upon our CEO's recommendation, the Compensation Committee granted 125,000 at-target PRSUs to our COO for retention purposes. This award will be earned, if at all, based upon year-over-year growth in non-GAAP diluted earnings per share over a one-year performance period (2017). The Summary Compensation Table does not reflect any value of this award due to the fact that no performance goal was set for it in 2016 and thus no grant date fair value could be established for the award in 2016 in accordance with FASB ASC Topic 718.

2017 Compensation Decisions
Our Compensation Committee approved the following decisions regarding our 2017 executive compensation program upon the recommendation of our CEO (other than with respect to his own compensation).

Compensation Element	Decision for 2017
General	Except for base salary, our NEOs' executive compensation package continues to be 100% performance-based.

Base Salary	No changes.
• Our Compensation Committee believes that our NEOs' annual base salaries are currently competitive and do not need to be adjusted.

Annual Cash Incentive	No changes (other than resetting performance goal/payout curve)
• Our Compensation Committee believes that our NEOs' annual cash incentive opportunity are currently competitive and do not need to be adjusted.

Long-term Incentive	No changes (other than resetting the performance goal/payout curve)
•
For the second consecutive year, our NEOs received 100% of their long-term incentive equity awards in the form of performance-based restricted stock units (“PRSUs”) because our Compensation Committee believed the applicable structure continued to provide appropriate incentives and maintains a strong emphasis on pay for performance under our executive compensation program.

• None of the earnings under our NEOs’ equity awards are guaranteed until after the applicable performance period has been completed.
• We granted no other equity awards to our NEOs for 2017.

Meeting Information
We provide information about Green Dot's 2017 Annual Meeting of Stockholders, voting and additional information starting on page 10.

GREEN DOT CORPORATION
________________
PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS
________________
April [ ], 2017
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of Green Dot Corporation ("Green Dot") for use at Green Dot's 2017 Annual Meeting of Stockholders (the “meeting”) to be held on May 25, 2017, at 9:00 a.m. (Pacific Daylight Time), and any adjournment or postponement thereof.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April [ ], 2017, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Questions and Answers About the Meeting
What is the purpose of the meeting?
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Green Dot and respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting?
Stockholders will be asked to vote on six proposals. The proposals are:

1.	To approve and adopt amendments to our certificate of incorporation to declassify the Board of Directors and make other related changes;

2.	To elect the two nominees named in this proxy statement to the Board of Directors;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.

4.	To vote on a non-binding advisory resolution to approve executive compensation;

5.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

6.	To approve amendments to our 2010 Equity Incentive Plan.
Could matters other than Proposals Nos. 1-6 be decided at the meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by the Board of Directors will have the discretion to vote on those matters for you.
What is the recommendation of the Board of Directors on each of the proposals scheduled to be voted on at the meeting?
The Board of Directors recommends that you vote FOR the amendment of our certificate of incorporation to declassify the Board (Proposal No. 1), FOR each of the nominees named in this proxy statement (Proposal No. 2), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal No. 3), FOR the non-binding advisory vote to approve executive compensation (Proposal No. 4), FOR a "1 Year" for the frequency for future advisory votes on executive compensation (Proposal No. 5) and FOR the amendments to our 2010 Equity Incentive Plan (Proposal No. 6).

Who can vote at the meeting?
Stockholders as of the record date for the meeting, April 7, 2017, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote [ ] shares of Green Dot Class A common stock.
Stockholder of Record: Shares Registered in Your Name
If on April 7, 2017 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on April 7, 2017 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a legal proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.
How do I vote?
You may vote by mail or follow any alternative voting procedure (such as telephone or Internet voting) described on the proxy card. To use an alternative voting procedure, follow the instructions on each proxy card that you receive. The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may:

•	vote by telephone or through the Internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card;

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the pre-paid envelope provided; or

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person.
Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time, on May 24, 2017. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. Your vote is important. To ensure that your vote is counted, complete and mail the voting instruction card provided by your brokerage firm, bank, or other nominee. To vote in person at the meeting, you must obtain a legal proxy from your nominee. Follow the instructions from your nominee included with our proxy materials, or contact your nominee to request a proxy form. Whether or not you plan to attend the meeting, we urge you to vote your voting instruction card to ensure that your vote is counted.
How do I vote by Internet or telephone?
If you wish to vote by Internet or telephone, you may do so by following the voting instructions included on your Notice of Internet Availability or proxy card. Please have each Notice of Internet Availability or proxy card you received in hand when you vote over the Internet or by telephone as you will need information specified on therein to submit your vote. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the meeting.
The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

What shares can I vote?
Each share of Green Dot Class A common stock issued and outstanding as of the close of business on April 7, 2017 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 7, 2017, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
How many votes am I entitled to per share?
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of April 7, 2017.
What is the quorum requirement for the meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.
How are abstentions and broker non-votes treated?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
 A broker non-vote occurs when brokers, banks or other nominees holding shares for a beneficial owner have discretionary authority to vote on "routine" matters brought before a stockholders meeting, but the beneficial owner of the shares fails to provide the broker, bank or other nominee with specific instructions on how to vote on any "non-routine" matters brought to a vote at the stockholders meeting. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The only proposal that would be considered “routine” in such event is the proposal for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017 (Proposal No. 3). A broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include all proposals other than Proposal No. 3, including the election of directors. Accordingly, we encourage you to provide voting instructions to your broker whether or not you plan to attend the meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:

•
Proposal No. 1. Approval of Proposal No. 1 requires the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the shares of our Class A common stock outstanding on the record date for the meeting.

•
Proposal No. 2. Each director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the meeting casting their votes "FOR" a director must exceed the number of votes "AGAINST" a director.

•	Proposal Nos. 3, 4 and 6. Approval of each of Proposals 3, 4 and 6 will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.

•
Proposal No. 5. The outcome of Proposal No. 5 will be decided by a plurality of the votes cast, which means that option receiving the highest number of votes will be approved. With respect to Proposal No. 5, you may vote for "1 Year", "2 Years" or "3 Years", or "Abstain" from voting. An abstention vote will not be counted as either a vote cast "For" or "Against" with respect to Proposal No. 5 or as a vote for "1 Year", "2 Years" or "3 Years" with respect to Proposal No. 5.

What if I return a proxy card but do not make specific choices?
If you return a validly executed proxy card but do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement for which no instruction was provided and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.
Who is soliciting my proxy and paying for this proxy solicitation?
The expenses of soliciting proxies will be paid by Green Dot. Following the original mailing of the soliciting materials, Green Dot and its agents may solicit proxies by mail, electronic mail, telephone, facsimile by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, Green Dot will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Green Dot, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. For example, you may own some shares directly as a stockholder of record and other shares through a brokerage firm, or you may own shares through more than one brokerage firm. In these situations you may receive multiple sets of proxy materials. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.
How can I change my vote after submitting my proxy?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Green Dot (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Only the latest-dated validly executed proxy that you submit will be counted.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to:
•view our proxy materials for the meeting through the Internet; and
•instruct us to send our future proxy materials to you electronically by email.
If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE AND DIRECTOR INDEPENDENCE
Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com, by clicking on “Corporate Governance Guidelines,” under “Governance.” The Corporate Governance Guidelines are reviewed at least annually by our Nominating and Corporate Governance Committee, and changes are recommended to our Board of Directors with respect to changes as warranted.
Board Leadership Structure
Our Board of Directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairperson of the Board. This flexibility permits our Board of Directors to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances.
During those periods in which the positions of Chairperson and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Currently, the roles of Chief Executive Officer and Chairperson of the Board are separate. William I. Jacobs, one of our independent directors was appointed as non-executive Chairperson of the Board in June 2016. The Board believes that having an independent director serve as the non-executive Chairman of the Board is the appropriate leadership structure for our company at this time because it allows our Chief Executive Officer to focus on executing our company's strategic plan and managing our company's operations and performance, while allowing the Chairperson of the Board to focus on the effectiveness of the Board and independent oversight of our senior management team.
Our Board of Directors' Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.
Each committee of the Board of Directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus and reviews risks and exposures related to management succession planning. The Audit Committee reviews strategic, financial and execution risks and exposures and regulatory exposures and other current matters that may present material risk to the company. The Audit Committee also oversees our internal audit function and discusses with management and our independent registered public accounting firm our policies with respect to significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The Audit Committee receives periodic reports from management on our enterprise risk management program. The Compensation Committee reviews risks and exposures associated with leadership assessment and executive compensation programs and arrangements, including incentive plans. The Nominating and Corporate Governance Committee reviews risks and exposures relating to significant legal compliance risks and also monitors the steps management has taken to mitigate these exposures.
Independence of Directors
Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or the NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its directors (other than Steven W. Streit who is an officer of the company) and their families; the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of transactions with non-employee directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the absence of any other material relationships between the non-employee directors and Green Dot.
Based upon this review, our Board of Directors has determined that the following director nominees and members of our Board of Directors are currently independent as determined under the rules of the NYSE:

Kenneth C. Aldrich	Saturnino Fanlo
J. Chris Brewster	George W. Gresham
Glinda Bridgforth Hodges	William I. Jacobs
Rajeev V. Date	George T. Shaheen
All members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the Audit Committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors' compensation. No member of any committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our Board of Directors has determined that all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent and all members of our Audit Committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by our Board of Directors. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107, Attn: Corporate Secretary or by clicking on “Governance” in the investor relations section of our website, http://ir.greendot.com. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors.
Audit Committee
Our Audit Committee is comprised of Mr. Brewster, who is the chair of the Audit Committee, and Messrs. Fanlo and Shaheen. The composition of our Audit Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by current NYSE listing standards. In addition, our Board of Directors has determined that Mr. Brewster is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience as a Chief Financial Officer of various companies. Pursuant to its charter, our Audit Committee, among other things:

•	appoints our independent auditors;

•	approves the audit and non-audit services to be performed by our independent auditors;

•	assesses the qualifications, performance and independence of our independent auditors;

•	monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;

•	discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and

•	prepares the Audit Committee report that the SEC requires in our annual proxy statement.

Compensation Committee
Our Compensation Committee is comprised of Mr. Shaheen, who is the chair of the Compensation Committee, and Messrs. Aldrich and Jacobs. The composition of our Compensation Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter our Compensation Committee, among other things:

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) regarding the compensation of our executive officers;

•	administers and interprets our stock and equity incentive plans;

•	reviews, approves and makes recommendations to our Board of Directors (as our Compensation Committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and

•	establishes and reviews general strategies relating to compensation and benefits of our employees.
From time to time, in accordance with the provisions of its charter, our Compensation Committee reviews and makes recommendations to the Board of Directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in the “Executive Compensation-Compensation Discussion and Analysis” below. Our Compensation Committee periodically reviews the market practice for non-employee directors for companies in our peer group in consultation with its independent compensation consultant.
Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. Our Compensation Committee oversees the engagement of its independent compensation consultant and any other consultants it engages in addition to or in replacement of its independent consultant. Representatives of our Compensation Committee’s independent compensation consultant meet informally with the chair of our Compensation Committee and, from time to time, with our Compensation Committee during its regular meetings. The independent compensation consultant selected by our Compensation Committee works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will not undertake projects for management without our Compensation Committee's approval. Our Compensation Committee selected Deloitte Consulting LLP ("Deloitte Consulting") to provide advice and ongoing recommendations on executive compensation matters for 2016. In 2016, our Compensation Committee considered Deloitte Consulting's independence as its independent compensation consultant by taking into account the factors prescribed by the NYSE listing rules. Based on this evaluation, the Committee determined that no conflict of interest exists.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is comprised of Mr. Date, who is the chair of the Nominating and Corporate Governance Committee, and Ms. Bridgforth Hodges and Messrs. Gresham and Shaheen. The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter, our Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees to our Board of Directors and its committees;

•	oversees the evaluation of the performance of our Board of Directors and its committees and of individual directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;

•	reviews our legal compliance policies; and

•	makes recommendations to our Board of Directors concerning our corporate governance guidelines and other corporate governance matters.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Chairperson of the Board, currently Mr. Jacobs, is the presiding director at these meetings.
Board and Committee Meetings and Attendance
The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2016, the Board of Directors met thirteen times, including telephonic meetings, the Audit Committee held ten meetings, the Compensation Committee held thirteen meetings and the Nominating and Corporate Governance Committee held nine meetings. During 2016, none of our incumbent directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served (during the period which such director served).
Board Attendance at Annual Stockholders' Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. Excluding directors who were not standing for re-election at the meeting, [six] of our directors attended our 2016 Annual Meeting of Stockholders (including those elected at the meeting and Ms. Dent who is no longer a director).
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-employee members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors consistent with a screening policy providing that unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our Board of Directors.
The address for these communications is: Corporate Secretary, Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107.
Listening to Our Stockholders
We take our accountability to stockholders very seriously. In connection with the proxy contest for the election of directors at last year’s annual meeting of stockholders, we met with many of our top institutional investors in person or by telephone. Based on feedback from these investors, we refreshed our Board of Directors, adding three new directors in addition to the two new directors we gained as a result of the contested election, and committed to several governance changes, including adoption of majority voting in uncontested director elections, adoption of “proxy access,” separation of Board Chair and CEO and approval of a proposal to amend our certificate of incorporation to declassify our Board of Directors. In making these changes and commitments, our Board of Directors acknowledged that it could benefit from different perspectives, recognized that these governance practices were prevalent among the S&P 500 companies and considered the advantages and disadvantages of such changes or commitments in light of the valid reasons we had for establishing and maintaining our prior governance practices.
Board Refreshment. Prior to the contested election of directors at last year’s annual meeting of stockholders, we commenced an open search process under the oversight of our Nominating and Corporate Governance Committee to identify experienced and highly-qualified independent directors to expand the Board with. The search process was conducted in a manner that included the solicitation of input and potential director candidates from our ten largest unaffiliated stockholders, primarily though conference calls with each investor and Ms. Dent, who was then serving as a member of our Audit Committee and Nominating and Corporate Governance Committee, together with members of management. In addition to meetings and calls with our investors, the Nominating and Corporate Governance Committee sought and obtained recommendations from our financial advisors, communications consultants and other third parties. After numerous candidates had been identified, interviewed and evaluated, Samuel Altman, then a non-independent director, voluntarily agreed to step down from the Board, effective immediately prior to the new director appointments, in order to facilitate the appointment of three independent directors without necessitating the expansion of the Board beyond two new seats. Thereafter, the Board appointed the three new directors. Following these appointments, our stockholders elected two new directors at the 2016 Annual Meeting of Stockholders. Collectively, through these actions we subtracted two long-tenured, incumbent directors and one non-independent, incumbent director and gained five new independent directors, all of which are currently serving on our nine-person Board of Directors. Currently, seven of our nine directors have joined our Board of Directors in the last four years.
Majority Voting. At our 2016 Annual Meeting of Stockholders, with our Board of Directors’ endorsement, a non-binding majority voting proposal received the support of a majority of the shares of Class A common stock present or represented by proxy and voting at that meeting. We subsequently amended our Bylaws to provide for a majority voting standard for uncontested director elections. Under the majority vote standard, each nominee must be elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present. A “majority of the votes cast” means the votes cast “FOR” a nominee’s election must exceed the votes cast “AGAINST” that nominee’s election. If an incumbent director fails to receive the required vote for re-election, he or she shall submit his or her offer of resignation to the Board. The Nominating and Corporate Governance Committee would then act on an expedited basis to determine whether to recommend acceptance or rejection of the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board intends to act promptly on the Nominating and Corporate Governance Committee’s recommendation and will decide to accept or reject such resignation. The Nominating and Governance Committee and the Board may consider such facts and circumstances they deem relevant in deciding whether to accept or reject a resignation tendered.
Proxy Access. We amended our Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years a number of shares of our Class A common stock that constitutes at least 3% of our outstanding shares of Class A common stock, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board of Directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The amended Bylaws specifically allow funds under common management to be treated as a single stockholder, and permit share lending with a five day recall. They do not contain any post-meeting holding requirements, do not have any limits on resubmission of failed nominees, and do not contain restrictions on third-party compensation.
Separation of Board Chair and CEO. See discussion under “-Board Leadership Structure” above.
Board Declassification. See “Proposal No.1 - Approval and Adoption of Amendments to Our Certificate of Incorporation to Declassify the Board of Directors and Make Other Related Changes” below.
* * *
Since last year's annual meeting of stockholders, we met with or have spoken to a majority of our top institutional investors representing approximately 50% of our outstanding shares to discuss, among other matters, our executive compensation program and our governance practices. From this engagement, we learned that, in addition to being encouraged by our financial performance in 2016, many investors are supportive of the changes we made (or proposed to make) to our executive compensation program and governance practices in 2016.
Code of Business Conduct and Ethics
We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees. Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com, by clicking on “Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our Board of Directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee's charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Additional Information - Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly-qualified Board of Directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the Board of Directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the Board of Directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the Board of Directors' committees. In addition, neither the Board of Directors nor the Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry and willingness and ability to devote adequate time and effort to responsibilities of the Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote Board of Directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the Board of Directors' overall effectiveness. The brief biographical description of each director set forth in Proposal No. 2 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

PROPOSAL NO. 1
APPROVAL AND ADOPTION OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND MAKE OTHER RELATED CHANGES
Under our certificate of incorporation, our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms. We are asking stockholders to approve and adopt amendments to our certificate of incorporation to phase out the classification of the Board and provide for the annual election of directors and to revise related provisions of the certificate of incorporation, as described below. The Board believes that these changes are advisable and in the best interests of Green Dot and our stockholders. Upon the recommendation of our Nominating and Corporate Governance Committee, the Board has unanimously approved the proposed amendments and declared them to be advisable, and recommends that stockholders approve and adopt the proposed amendments.
The proposed amendments to the certificate of incorporation provide for the annual election of directors for one-year terms, commencing upon the expiration of the directors' current terms. If approved by the stockholders, the amendments would first apply to directors standing for election beginning with this meeting, and the declassification of the Board would be phased in over a period of two years. The amendments would not shorten the existing terms of the Class II and Class III directors. Accordingly, directors who previously have been elected to three-year terms or portions thereof (excluding directors elected at this meeting) will be entitled to complete those terms, and thereafter they or their successors would be elected to one-year terms at each annual meeting of stockholders. Beginning with the 2019 annual meeting of stockholders, the entire Board would stand for election annually for one-year terms. The amendments also provide that any newly created directorship that results from an increase in the number of directors after this meeting would be appointed for a term expiring at the next succeeding annual meeting of stockholders. Directors elected by the Board to fill vacancies after this meeting also would be appointed for a term expiring at the next succeeding annual meeting of stockholders, even if their predecessors were serving for a longer term. In addition, Delaware law provides that directors serving on boards that are not classified may be removed for or without cause, whereas currently directors can be removed only for cause since the Board is classified. The amendments would permit stockholders to remove directors serving in a class elected to one-year terms with or without cause. Directors in a class that is serving out the remainder of a three-year term would continue to be removable only for cause.
The description of the amendments set forth above is qualified in its entirety by reference to the text of the amendments, which are attached as Appendix A to these proxy materials. Additions to the certificate of incorporation are indicated by underlining, and deletions to the certificate of incorporation are indicated by strike-outs.
In deciding whether to commit to declassify the Board prior to last year’s annual meeting of stockholders, and to now recommend that stockholders vote in favor of this proposal, our Board of Directors, considered the advantages of both a classified and declassified board structure. A classified board can promote continuity and enhance the stability of the board of directors, encourage a long-term perspective of management and reduce a company’s vulnerability to coercive takeover tactics. Having experienced directors on the board of directors can be beneficial to stockholders, particularly because of the time it typically takes for directors to understand the complexities of our business, including the regulatory environment in which we operate, and our long-term strategy for profitable growth. The directors also considered that many investors believe that a classified board structure reduces the accountability of directors to stockholders because the directors do not face an annual election. After weighing these and other considerations, the Nominating and Corporate Governance Committee determined that moving to annual elections of directors is in the best interests of Green Dot and our stockholders and recommended to the Board that it commit to and support the proposal to declassify the Board. After deliberation, the Board unanimously adopted resolutions setting forth the proposed amendments to the certificate of incorporation, declared these amendments advisable and unanimously resolved to submit the amendments to our stockholders for consideration.
If our stockholders approve the amendments, the amendments will become legally effective upon the filing of a certificate of amendment to certificate of incorporation with the Delaware Secretary of State. We intend to make that filing as soon as practicable after Proposal No. 1 has been approved at the meeting. However, if our stockholders approve the amendments, the Board of Directors may abandon the amendments without further stockholder action and, if abandoned such amendments will not become effective. If the Board abandons the amendments, it will publicly disclose that fact and the reason for its determination. If our stockholders do not approve the amendments, our Board will remain classified.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD.

PROPOSAL NO. 2
ELECTION OF DIRECTORS
Our Board of Directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The term of the directors in Class I expire at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2018 and 2019, respectively.
Whether or not stockholders approve Proposal No. 1, the terms of the Class II directors and Class III directors will expire at the annual meetings of stockholders to be held in 2018 and 2019, respectively. If stockholders do not approve Proposal No. 1 (or our Board of Directors abandons the proposed amendments after they are approved), the director nominees for Class I directors will stand for re-election at this meeting to three years terms expiring at the 2020 annual meeting of stockholders.
If Proposal No. 1 is approved by stockholders at the meeting (and our Board of Directors does not abandon the proposed amendments after they are approved), the declassification of the Board will occur as follows:

•	The terms of office of those directors elected at this meeting will expire at the 2018 annual meeting of stockholders.

•
The continuing directors whose current terms will expire at the 2018 and 2019 annual meetings of stockholders (the Class II directors and the Class III directors, respectively) will serve the remainder of their terms.

•
At the 2018 annual meeting of stockholders, the directors elected at this meeting and the directors elected at the 2015 annual meeting of stockholders (the Class II directors) will be up for election and the nominees for director at that meeting will stand for election for a one-year term expiring at the 2019 annual meeting of stockholders.

•	Beginning with the 2019 annual meeting of stockholders, all the nominees for director at that meeting will stand for election for one-year terms expiring at the next annual meeting of stockholders.
Directors, whether serving three-year terms or one-year terms, shall serve until their successors are elected and qualified or until their earlier death, resignation or removal.
If our stockholders approve the amendments, our Board of Directors currently intends to file the amendments with the Delaware Secretary of State before the election of directors at this meeting.
At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that the nominees named below be elected as directors for the applicable term described above. Our Board of Directors appointed the nominees as Class I directors in April 2016 upon the recommendation of our Nominating and Corporate Governance Committee. Both nominees were recommended by the Nominating and Corporate Governance committee in connection with the open search process described under “Corporate Governance and Director Independence-Listening to Our Stockholders” above, and numerous candidates were considered. During this process Mr. Brewster and Mr. Date were introduced to our Nominating and Corporate Governance Committee by one of our financial advisors and our Chief Executive Officer, respectively.
Biographical information for each of the nominees and each director whose term of office will continue after the upcoming meeting is set forth in the section titled "Continuing Directors" below. We have highlighted in that section, the specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of Green Dot.
Nominees to the Board of Directors
The nominees, and his age, occupation and length of board service as of March 31, 2017, are provided in the table below. Additional biographical descriptions of the nominees are set forth in the text below the table.

Name of Director/Nominee	Age	Principal Occupation	Director Since
J. Chris Brewster(1)	67	Former Chief Financial Officer, Cardtronics, Inc.	April 2016
Rajeev V. Date (2)	46	Managing Partner, Fenway Summer LLC	April 2016
_____________

(1)	Member of the Audit Committee

(2)	Member of the Nominating and Corporate Governance Committee

J. Chris Brewster was the Chief Financial Officer of Cardtronics, Inc., a provider of automated consumer financial services through ATMs and other devices, from February 2004 until February 2016, when he transitioned to an executive advisor to that company and then served in that capacity until February 2017. Prior to joining Cardtronics, from September 2002 until February 2004, Mr. Brewster provided consulting services to various businesses. From October 2001 until September 2002, Mr. Brewster served as Executive Vice President and Chief Financial Officer of Imperial Sugar Company, a publicly-traded refiner and marketer of sugar and related products. From March 2000 to September 2001, Mr. Brewster served as Chief Executive Officer and Chief Financial Officer of WorldOil.com, a privately-held Internet, trade magazine, book and catalog publishing business. From January 1997 to February 2000, Mr. Brewster served as a partner of Bellmeade Capital Partners, LLC, a merchant banking firm specializing in the consolidation of fragmented industries. From March 1992 to September 1996, Mr. Brewster served as Chief Financial Officer of Sanifill, Inc., a publicly-traded environmental services company. From May 1984 to March 1992, Mr. Brewster served as Chief Financial Officer of National Convenience Stores, Inc., a publicly-traded operator of 1,100 convenience stores. Mr. Brewster holds a B.S. degree in industrial management from the Massachusetts Institute of Technology and an M.B.A. degree from Harvard Business School. We believe Mr. Brewster should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Financial Officer of various companies, including most recently holding a long tenured CFO position at a company highly correlated with Green Dot’s customer base and business model, and his consumer financial services industry experience more broadly.
Rajeev V. Date is the founder and has been the Managing Partner of Fenway Summer LLC, a venture investment firm focused on financial services, since April 2013. Mr. Date has also served as Managing Director of Fenway Summer Ventures L.P., a venture capital fund, since May 2015. Prior to founding Fenway Summer, Mr. Date served in a variety of capacities at the U.S. Consumer Financial Protection Bureau (“CFPB”) and the U.S. Department of the Treasury from October 2010 to January 2013. He had served as the Associate Director for Research, Markets, and Regulations; as Deputy Director; and for six months as the acting head of the CFPB, carrying the title Special Advisor to the Secretary of the Treasury. During this time, he also served on the senior staff committee of the Financial Stability Oversight Council, and as a statutory deputy to the FDIC Board. Prior to his public service, Mr. Date was Chairman and Executive Director of the Cambridge Winter Center for Financial Institutions Policy, a think tank focused on financial reform, from February 2009 to September 2010. He also served as a Managing Director in the Financial Institutions Group at Deutsche Bank Securities from August 2007 to February 2009, and in various capacities at Capital One Financial, a bank holding company, from 2001 to 2007, including most recently as Senior Vice President for Corporate Strategy and Development. Mr. Date began his business career in the financial institutions practice of the consulting firm McKinsey & Company. He has also served as an attorney, in both private and government practice and on the board of directors of Ethos Lending LLC, a wholesale mortgage originator, and Kensington Vanguard National Land Services, LLC, a title insurance agency. Mr. Date currently serves on the boards of directors of several private companies, including Circle Internet Financial, Inc., a social payments firm; College Ave Student Loans LLC, a private student lender; FS Card Inc., a mass-market credit card venture; and Prosper Marketplace, Inc., an online marketplace lender. Mr. Date holds a B.S. in industrial engineering and operations research from the University of California at Berkeley, and a J.D. from the Harvard Law School. We believe Mr. Date should serve as a member of our Board of Directors based on his extensive experience in the private and public sector, the perspective he brings as both an investor and board member at leading Fintech companies and his understanding of the unique needs of operations and governance at highly regulated bank holding companies.

Continuing Directors
The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of March 31, 2017, are provided in the table below.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:
Kenneth C. Aldrich (3)	78	President, The Aldrich Company	January 2001
Glinda Bridgforth Hodges (2)	64	Founder, Bridgforth Financial & Associates, LLC	December 2014
William I. Jacobs* (3)	75	Chairman, Global Payments, Inc.	April 2016
George T. Shaheen (1)(2)(3)	72	Chairman, Korn/Ferry International	September 2013
Class III Directors:
Saturnino "Nino" Fanlo (1)	56	President and CFO, Social Finance, Inc.	May 2016
George W. Gresham (2)	50	CEO, Granite Reef Advisers, Inc.	May 2016
Steven W. Streit	55	President and Chief Executive Officer, Green Dot Corporation	October 1999
_____________

*	Chairperson of the Board

(1)	Member of the Audit Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Compensation Committee
Kenneth C. Aldrich has served as President of the Aldrich Company, a real estate investment firm, since June 1975. From August 2001 to March 2012, Mr. Aldrich served in various positions at International Stem Cell Corporation, a biotechnology company focused on developing therapeutic and research products through a proprietary stem cell technology. He served as its Chairman or Co-Chairman from August 2001 to March 2012 and served as its Chief Executive Officer from January 2001 through June 2006 and from January 2008 until January 2010. Mr. Aldrich previously served on the Board of Directors of Encode Bio, Inc., Convergent Investors LLC, MakeItWork, Inc., JobSync, Inc. and WaveTec Vision Systems, Inc. Mr. Aldrich holds an A.B. in history and literature from Harvard University and a J.D. from Harvard Law School. We believe Mr. Aldrich should serve as a member of our Board of Directors based on his extensive corporate management experience, including serving as the chief executive officer of a publicly held company and the chief financial officer of another publicly-held company, and his experience with the organizational challenges involved with operating a publicly-held company.
Glinda Bridgforth Hodges is a personal finance expert and consultant with over forty years of experience with financial institutions, the author of consumer financial education books and articles and a regular contributor on national television and radio shows. Ms. Bridgforth Hodges has served as a financial consultant since 1990 when she founded Bridgforth Financial & Associates, LLC, a financial counseling company that specializes in a holistic approach to cash flow and debt management. Since January 2010, Ms. Bridgforth Hodges served as a member of the Board of Directors of Green Dot Corporation's subsidiary bank, Green Dot Bank. Previously, Ms. Bridgforth Hodges served as Assistant Branch Manager at Detroit Bank & Trust (now Comerica Bank) from 1974 to 1976 and in various roles at Wells Fargo Bank from 1976 to 1988, including over seven years as an Assistant Vice President and Branch Manager. Ms. Bridgforth Hodges holds a B.S. in education from Western Michigan University. We believe Ms. Bridgforth Hodges should serve as a member of the Board of Directors based on the perspective she brings as a hands-on personal finance expert and consultant with extensive experience serving low and moderate income American families.
William I. Jacobs has served as our Chairperson of the Board since June 2016. He has also served as the Chairman of the Board of Directors of Global Payments, Inc., a payment processing services company, since June 2014. In addition, he served as Lead Independent Director of that company from 2003 to May 2014 and has served as one of its business advisors since August 2002. Mr. Jacobs currently serves as Chair of its Compensation Committee and as a member of its Governance and Nominating Committee, and previously served on that company’s Audit Committee. Prior to joining Global Payments, Mr. Jacobs served as Managing Director and Chief Financial Officer of The New Power Company, a retail energy company, from 2000 to 2002. From 1995 to 2000, Mr. Jacobs served in senior roles at MasterCard International, including serving as it Senior Executive Vice President, Strategic Ventures from 1999 to 2000 and as its Executive Vice President, Global Resources from 1995 to 1999. Prior to MasterCard, Mr. Jacobs served as Executive Vice President, Chief Operating Officer of Financial Security Assurance, Inc., a bond insurance company, from 1984 to 1994. Mr. Jacobs previously served on the board of directors of Asset Acceptance Capital Corp., a publicly-traded debt collection company, from 2004 to June 2013, when that company merged with Encore Capital Group, Inc. He also served as a member of the board of directors of Investment Technology Group, Inc., a publicly-traded electronic trading resources company, from June 1994 to March 2008 and Alpharma, Inc., a publicly-traded specialty pharmaceutical company, from May 2002 to May 2006. In addition to serving as board chair for Global

Payments and Green Dot, Mr. Jacobs currently serves on the board of directors of a private company and serves as an advisor to a private equity firm. Mr. Jacobs holds a B.S. degree in business administration from The American University and a J.D. from The Washington College of Law of The American University. We believe Mr. Jacobs should serve as a member of our Board of Directors based on his extensive management experience in the financial services sector, including in finance and operations and his experience as a board member of other public companies, including committee service. In particular, we believe Mr. Jacobs’ experience as a long-serving member on the board of directors of Global Payments, including serving as Chairman during the period of time that company announced one of the largest acquisitions ever in the payments industry, will provide Green Dot with highly relevant and specific expertise in the payments and financial services industries.
George T. Shaheen was the Chief Executive Officer and Chairman of the Board of Directors of Entity Labs, a privately held technology company in the data collection, storage and analytics space from December 2006 until July 2009. Prior to that, Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a CRM software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc., an online grocery and delivery service. Previously, he was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1988-1999. Mr. Shaheen has served on the Board of Korn/Ferry International, an international executive search and consulting firm, since September 2009 and currently serves as Chairman of the Board. Since June 2004 he has served on the board of NetApp, an enterprise technology company that provides data storage systems. Since September 2013, he has served on the board of Marcus & Millichap, a commercial real estate brokerage company. Since March 2007, he has served as a board member of 24/7 Customer, Inc., a privately held venture backed customer service technology company. Mr. Shaheen received a B.S. degree in business and an M.B.A. degree from Bradley University. We believe Mr. Shaheen should serve as a member of our Board of Directors based on his extensive management experience, the perspective he brings as a Chief Executive Officer of various companies and his experience as a board member of other public companies.
Saturnino “Nino” Fanlo has served as President and Chief Financial Officer of Social Finance, Inc., a marketplace lender and financial services company, since June 2012. He also served as Chief Operating Officer of that company from December 2013 to August 2015 and as a member of its Board of Directors from June 2012 to September 2015. Previously, Mr. Fanlo served as Senior Advisor at Golden Gate Capital, a private equity firm, from April 2009 to February 2011; as Chief Executive Officer and a director of KKR Financial Holdings LLC, a subsidiary of KKR & Co. L.P. from 2004 to 2008; as a director of Capmark Financial Group Inc. from 2006 until 2009; as Executive Vice President and Treasurer of Wells Fargo & Company from July 2000 to June 2004; as a founder and, from August 2001 to June 2004, President of Sutter Advisors LLC, a registered investment advisor formed in 2001 and a wholly-owned subsidiary of Wells Fargo; and as Vice President at Goldman Sachs Group, Inc. from 1990 to 1995. Mr. Fanlo also served in investment banking and asset management roles at Credit Suisse Group AG, Metropolitan Life Insurance Company and Australian Capital Equity Pty Ltd. Mr. Fanlo holds a B.A. in Economics from Haverford College. We believe Mr. Fanlo should serve as a member of the Board of Directors based on his extensive experience in financial services and capital markets.
George W. Gresham has served as owner and Chief Executive Officer of Granite Reef Advisers, Inc., an advisory firm focused on providing third-party assistance in acquisition target evaluation and execution, and on the Board of Directors and as Chairman of the Audit Committee of BluePay, Inc., a provider of technology-enabled merchant processing services, since July 2013. Mr. Gresham previously served on the Board of Directors and as Chairman of the Audit Committee of SterlingBackcheck, Inc. from November 2014 to June 2015; as the Chief Financial Officer and Executive Vice President of NetSpend Holdings, Inc. from May 2010 through June 2013; as Chief Financial Officer and Executive Vice President of Global Cash Access, Inc. from February 2008 to May 2010; as Chief Financial Officer, Chief Administrative Officer and Executive Vice President of eFunds Corporation from May 2002 to October 2007; and in various roles at Deloitte LLP from 1991 to 2002. Mr. Gresham holds a B.S. in Accountancy from Northern Arizona University and an M.B.A. from the Thunderbird School of Global Management. We believe Mr. Gresham should serve on the Board of Directors based on his significant experience serving as a director and senior executive of publicly traded payment services companies and the perspective he brings due to his familiarity with our customer base and business model as a result of his prior experience.
Steven W. Streit is our founder, and has served as our President and a director since October 1999 and our Chief Executive Officer since January 2001. He also served as our Chairman from February 2010 to June 2016, our Secretary from October 1999 to April 2000 and as our Treasurer from October 1999 to April 2004. We believe Mr. Streit should serve as our Chairman based on the perspective and experience he brings to our Board of Directors as our President and Chief Executive Officer and our founder, which adds historical knowledge, operational expertise and continuity to our Board of Directors.

There are no familial relationships among our directors and officers.
Director Compensation
The following table provides information for the year ended December 31, 2016 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2016.

Director Compensation - 2016
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)		Total ($)
Kenneth C. Aldrich	90,250	104,978	—	—		195,228
Samuel Altman*	70,000	—	—	150,381	(6)	220,381
J. Chris Brewster	91,250	104,978	—			196,228
Glinda Bridgforth Hodges	105,000	104,978	—	12,861		222,839
Rajeev V. Date	63,750	104,978	—	—		168,728
Saturnino Fanlo	84,375	104,984	—			189,359
Timothy R. Greenleaf*	68,500	—	—	18,154		86,654
George W. Gresham	75,000	104,984	—			179,984
William I. Jacobs	111,500	104,978	—			216,478
Michael J. Moritz*	—	—		—		—
George T. Shaheen	114,250	104,978	—	—		219,228
_____________

*	Former director

(1)
Mary J. Dent, a former non-employee director, became Chief Executive Officer of our subsidiary bank, Green Dot Bank, and is an executive officer named in the Summary Compensation Table of the “Executive Compensation and Related Information” section of this Proxy Statement. Please refer to the column captioned “All Other Compensation” for a description of the compensation awarded to, earned by or paid to her in her capacity as a non-employee director during 2016.

(2)
Non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received an annual retainer fee of $70,000 plus any additional annual fees due for service on our committees or as our lead independent director or Chairperson of the Board according to the schedule described below under "Annual and Meeting Fees." Mr. Brewster, Ms. Bridgforth Hodges, Mr. Fanlo, Mr. Greenleaf, Mr. Gresham and Mr. Shaheen, and each also received compensation of $26,250, $30,000, $22,500, $17,500, $18,750 and $17,500, respectively, for their service as directors or committee members of our subsidiary bank.

(3)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards of restricted stock units granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of unvested restricted stock unit awards held by each non-employee director as of December 31, 2015, see the column “Unvested Restricted Stock Units” in the table below.

(4)
Beginning in 2015, stock options are no longer a regular component of non-employee director compensation. For information regarding the number of stock options held by each non-employee director as of December 31, 2016, see the column “Stock Options Outstanding” in the table below.

(5)	Represents for directors other than Mr. Altman the cost of health insurance benefits provided to our directors on the same basis as our other eligible employees.

(6)
Represents a cash payment to make Mr. Altman whole for the forfeiture of the restricted stock unit that was granted to him at the 2015 Annual Meeting of Stockholders due to his resignation from the Board of Directors in April 2016, approximately one month before it would have vested had he not resigned.

Our non-employee directors held the following number of stock options and restricted stock units as of December 31, 2016.

Name	Stock Options Outstanding	Unvested Restricted Stock Units
Kenneth C. Aldrich	31,281	4,674
Samuel Altman*	—	—
J. Chris Brewster	—	4,674
Glinda Bridgforth Hodges	24,980	4,674
Rajeev V. Date	—	4,674
Saturnino Fanlo	—	4,759
Timothy R. Greenleaf*	4,484	—
George W. Gresham	—	4,759
William I. Jacobs	—	4,674
Michael J. Moritz*	—	—
George T. Shaheen	16,048	4,674
_____________

*	Former director
Annual and Meeting Fees. During 2016, our non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received the following cash compensation:

•	$70,000 annual cash retainer

•	$25,000 annual fee for chairing our Audit Committee and $12,500 for serving as a non-chair member of our Audit Committee

•	$20,000 annual fee for chairing our Compensation Committee and $7,000 for serving as a non-chair member of our Compensation Committee

•	$15,000 annual fee for chairing our Nominating and Corporate Governance Committee and $5,000 for serving as a non-chair member of our Nominating and Corporate Governance Committee

•	$70,000 annual fee for the Chairperson of the Board (following the separation of the Board Chair and CEO)

•	$25,000 annual fee for the Lead Independent Director (prior to the separation of the Board Chair and CEO)
During 2016, we also compensated any non-employee director who served on the Board of Directors, Audit Committee, Community Reinvestment Act Committee or Credit Committee of our subsidiary bank. The annual retainer fee for board service is $25,000, the additional annual retainer fee for Audit Committee service is [$10,000] for the chair of the Audit Committee and [$5,000] for each of the Audit Committee's other members and the additional annual retainer fee for Community Reinvestment Act Committee service is $5,000.
We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.
Annual Equity Awards. Each non-employee member of the Board of Directors receives annual awards under our 2010 Equity Incentive Plan of restricted stock units having a fair market value on the grant date equal to a pre-determined dollar value equal to $105,000. These awards are granted at each annual meeting of stockholders and either will vest over one year or will be fully-vested at the annual meeting of stockholders following the grant. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested stock option and restricted stock unit awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our Board of Directors, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our Compensation Committee.
Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between director, management and non-management participants.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.
Director Stock Ownership Guidelines. Since April 2015, upon the recommendation of the Compensation Committee, our Board has instituted the following stock ownership guidelines for its non-employee directors to better align our directors' interests with those of our stockholders. Director guidelines are determined as a multiple of the annual cash retainer for board membership (excluding any fees received for board leadership and committee chairmanship). The director guidelines are established as four times a director's annual cash retainer. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., restricted stock and RSUs) and shares owned directly by the director's spouse, dependent children and/or trust. Directors have 5 years from appointment of the board to acquire and hold the pre-determined level of shares. As of December 31, 2016 , Mr. Aldrich reached the stated ownership requirements for 2016 . Ms. Bridgforth Hodges and Mr. Shaheen have until April 2020 to meet the stated thresholds while the other directors have until April or May 2021 to meet the stated thresholds.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL” ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as Green Dot's principal independent registered public accounting firm to perform the audit of Green Dot's consolidated financial statements for fiscal year ending December 31, 2017. As a matter of good corporate governance, our Audit Committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Ernst & Young LLP as Green Dot's independent registered public accounting firm.
Our Audit Committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot's financial statements for the year ended December 31, 2016. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees from the independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot's audit.
In addition to performing the audit of Green Dot's consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2016 and 2015. Our Audit Committee has determined that Ernst & Young LLP's provisioning of these services, which are described below, does not impair Ernst & Young LLP's independence from Green Dot. The aggregate fees billed for the years ended December 31, 2016 and 2015 for each of the following categories of services are as follows:

Fees Billed to Green Dot	2016	2015
Audit fees(1)	$1,482,433	$1,302,295
Audit related fees(2)	—	114,747
Tax fees(3)	290,245	450,840
All other fees	—	—
Total fees	$1,772,678	$1,867,882

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Board (United States).

(2)	“Audit related fees” include fees for benefit plan audits and due diligence services related to completed or potential acquisitions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee's policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to Green Dot Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 40 to 62 of this proxy statement, is hereby approved.”
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our named executive officers are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices. A few highlights, which are discussed further in the Compensation Discussion & Analysis, are:

•
We did not increase base salaries for our named executive officers in 2016, or NEOs, maintaining salary levels established for all NEOs since 2014 (other than our COO, who received an increase in connection with his January 2015 promotion).

•
Each NEO’s target variable cash incentive and long-term equity incentive awards are 100% performance-based. Company performance resulted in pay-outs of 132% of the target cash bonus amounts and 125% of the target equity awards for our NEOs in 2016.

•
Our cash and equity incentive plans do not have guaranteed pay-out levels. As a point of reference, over the last five years including 2016, cash bonuses were paid at or above target only once and in one year no bonuses were paid.

•
Variable cash incentive awards and long-term equity incentive awards are capped at 150% of the target amount to discourage inappropriate risk taking by our executive officers and we have adopted a "claw-back" policy that gives us discretion to require our executive officers and certain other employees to repay cash and/or equity compensation in the event of a financial restatement.

•
Since 2014, our Compensation Committee has not awarded stock options and has only granted restricted stock units. Over 2015 and 2016, we transitioned all of our executive officers’ annual long-term incentive awards to performance-based restricted stock units, or PRSUs. In 2016, PRSUs granted to our CEO had a three-year performance period and PRSUs granted to our other executive officers had a one-year performance period and three-year time-based vesting component. Our Compensation Committee believes this design strikes the appropriate balance for long-term equity incentive awards between performance and retention.

•
We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page 40 of this proxy statement for additional details on our executive compensation program, including our compensation philosophy and objectives, as well as the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2016.

While the results of this advisory vote are not binding, our compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4.

PROPOSAL NO. 5
ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are requesting that you cast a non-binding advisory vote with respect to how frequently we should seek a non-binding advisory vote on the compensation of the executive officers named in the Summary Compensation Table of future proxy statements, commonly referred to as a “say on pay” vote. Under this Proposal No. 5, you may vote on whether you would prefer to have a “say on pay” vote every year, every 2 years or every 3 years in response to the resolution set forth below. Alternatively, you may abstain from casting a vote.
“RESOLVED, that the option of 1 year, 2 years, or 3 years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Green Dot Corporation is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (including the Compensation Discussion and Analysis, compensation tables and narrative discussion).”
Our Board of Directors believes that “say on pay” votes should be conducted every year so that our stockholders may provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in our proxy statement each year. Accordingly, our Board of Directors recommends that you vote for every “1 year.”
While this advisory vote on the frequency of the “say on pay” vote is non-binding, our board of directors and compensation committee will give careful consideration to the choice that receives the most votes when considering the frequency of future “say on pay” votes. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR A “1 YEAR” FREQUENCY FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ON PROPOSAL NO. 5.

PROPOSAL NO. 6
AMENDMENT TO OUR 2010 EQUITY INCENTIVE PLAN ADDING SHARES
We are asking stockholders to approve an amendment to our 2010 Equity Incentive Plan (the “2010 Plan”) to increase the number of shares reserved for issuance under the 2010 Plan by 2,790,000 shares as well as to approve the 2010 Plan for purposes of performance criteria under Section162(m) of the Code (as defined below). The Compensation Committee of the Board approved this amendment in April 2017, subject to stockholder approval at the annual meeting.
In addition to increasing the number of shares reserved for issuance, the 2010 Plan is being amended to, among other things:

•	Provide that all awards granted under the 2010 Plan will have a minimum vesting schedule of not less than one year as measured from the date of grant;

•	Change the maximum award to our non-employee directors from being denominated in shares to a dollar value; and

•	Clarify that our recently adopted "claw-back" policy applies to awards granted under the 2010 Plan after adoption of the policy.
We believe that increasing the number of shares available for issuance is in the best interests of Green Dot because of the continuing need to provide restricted stock units, performance-based restricted stock units (“PRSUs”) and other equity-based incentives to attract and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices. We expect that, if this proposal is approved, the number of shares available under the 2010 Plan will provide us with enough shares for equity awards through December 31, 2019. The amendments summarized above are intended to be prospective, meaning, they apply to awards granted under the 2010 Plan following the approval of this proposal by our stockholders.
The 2010 Plan provides a critical component of the overall compensation package that we offer to retain and motivate our employees. Awards under the 2010 Plan create strong incentives for our employees to work hard for our future growth and success and thus align their interests with those of our stockholders. If this proposal is not approved by our stockholders, we believe our ability to attract, retain and motivate the talent we need to compete in our industry would be seriously and negatively impacted, and this could potentially affect our long-term success.

Plan History
The 2010 Plan was originally adopted by our Board in June 2010, and it was approved by our stockholders in July 2010. As originally adopted, the 2010 Plan had 2,000,000 shares reserved for issuance. In addition, the number of shares available for issuance was increased on January 1 of each of 2010 through 2014 by the lesser of (i) 3% of the total number of shares of common stock and the our Class B common stock issued and outstanding on each December 31 or (ii) such number of shares determined by our Board (this provision is commonly referred to an “evergreen provision”). The evergreen provision expired by its terms in 2014, accordingly, additional shares will no longer be automatically reserved for issuance through the evergreen. In May 2014, our stockholders approved amendments to the 2010 Plan that, among other things, increased the shares reserved thereunder by 3,400,000 shares, an amount we expected would meet our needs for approximately three years. The 2010 Plan is the only plan under which we grant equity compensation awards.
Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under all our 2001 Stock Plan and 2010 Plan as of December 31, 2016.

Shares reserved for issuance pursuant to outstanding stock option awards(1)	2,147,379
Shares reserved for issuance pursuant to outstanding restricted stock/unit awards (other than PRSUs)	3,046,866
Shares reserved for issuance pursuant to outstanding PRSUs (at maximum)(2)	711,013
Shares available for issuance pursuant to future equity awards	1,285,916
Total shares available for future issuance	7,191,174
_____________

(1)	As of December 31, 2016, these stock options had a weighted average exercise price of $20.03 per share and a weighted average remaining contractual life of 4.10 years.

(2)	The target number of shares reserved for issuance pursuant to outstanding PRSUs as of December 31, 2016, in the aggregate, was 496,227 shares.
Summary of our 2010 Equity Incentive Plan
The following is a summary of the principal provisions of the 2010 Plan, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the 2010 Plan. It is qualified in its entirety by reference to the full text of the 2010 Plan. A copy of the 2010 Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the 2010 Plan may do so by written request to our corporate secretary at our headquarters in Pasadena, California.
Eligibility. Employees (including officers), consultants, independent contractors, advisors and members of the Board (including non-employee directors) are eligible to participate in the 2010 Plan. As of December 31, 2016, there were approximately 974 employees and consultants, including six executive officers, and 8 non-employee directors eligible to receive awards under the 2010 Plan. Since our executive officers and non-employee directors may participate in the 2010 Plan, each of them has an interest in this proposal.
Types of Awards and Minimum Vesting. Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options (which may only be granted to employees)), restricted stock, restricted stock units, stock appreciation rights, performance-based awards and stock bonuses (each individually, an “award”). Awards granted under the 2010 Plan after the annual meeting must contain a minimum one year vesting period.
Shares Reserved for Issuance. If this proposal is approved, the total number of shares reserved for issuance will increase by 2,790,000 shares from 1,285,916 to 4,075,916 shares (this number reflects the requested increase and remaining shares reserved for issuance as of December 31, 2016). As of December 31, 2016, 50,513,004 shares of our common stock were issued and outstanding.
Shares Returned to the Plan. Except as described in the next paragraph, shares subject to awards, and shares issued under our 2010 Plan under any award will again be available for grant and issuance in connection with subsequent awards to the extent such shares: (a) are subject to issuance upon exercise of an option or stock appreciation right granted under the 2010 Plan but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the award; (b) are subject to awards granted under the 2010 Plan that are forfeited or repurchased by us at the original issue price; (c) are subject to awards granted under the 2010 Plan that otherwise terminate without such shares being issued; or (d) are surrendered pursuant to an exchange program. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2010 Plan.
Shares Not Returned to the Plan. Shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award and shares that are not issued or delivered as a result of the net settlement of an outstanding option will not be available again for grant and issuance under the 2010 Plan. Shares repurchased on the open market with the proceeds of a stock option exercise will also not become available for future grant or sale under the 2010 Plan. In addition, the full number of shares subject to a stock appreciation rights granted under the 2010 Plan that are to be settled by the issuance of shares shall be counted against the number of shares available for award under the 2010 Plan, regardless of the number of shares actually issued upon settlement of such stock appreciation right.
Per-Share Exercise Price. The per-share exercise price of stock options and stock appreciation rights granted under the 2010 Plan must equal at least the fair market value of a share of our common stock on the grant date of the option. As of December 31, 2016, the fair market value of a share of our common stock was $23.55.
No Repricing or Exchange Program Without Prior Stockholder Approval. Neither the exercise price of an option or SAR may be reduced (repriced) without prior stockholder approval nor can an exchange program be implemented without prior stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions).
Number of Shares Per Calendar Year and Incentive Stock Option Limit. No person is eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2010 Plan, except that new employees are eligible to receive up to a maximum of 4,000,000 shares in the calendar year in which they commence employment. No more than 25,000,000 shares may be issued pursuant to the exercise of incentive stock options.
Vesting and Exercisability. Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria, although after this annual meeting all awards must contain a minimum one year vesting period. The maximum term of each option and SAR is ten years from the date of grant. As a matter of practice, options have generally been subject to a four-year vesting period with a one-year period before any vesting. Options cease vesting on the date of termination of service or the death or disability of the service provider and generally expire three months after the termination of the service provider’s service to us or up to 12 months following the date of death or disability. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds the exercise price of SARs. RSUs are settled in cash or shares, depending on the terms upon which they are granted, and only to the extent that they are vested. Shares subject to a restricted stock award that are unvested remain subject to our right of repurchase.
Method of Exercise. The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, broker assisted same-day sales or other methods permitted by the 2010 Plan, the administrator and applicable law.
Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of shares reserved for issuance and future grant under the Plan, (b) the exercise prices of and number of shares subject to outstanding stock options and SARs, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year and (f) the number of shares that are granted as awards to non-employee directors, shall be proportionately adjusted, subject to any required action by our board or the stockholders of Green Dot and in compliance with applicable securities laws.
Performance Awards. Our compensation committee may also make awards of performance shares or performance units subject to the satisfaction of specified performance criteria. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be covered employees may, if and to the extent intended by our compensation committee, be subject to provisions that should qualify such awards as “performance-based” compensation not subject to the limitation on the tax deductibility by us under Section 162(m). If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m). The compensation committee may, in its discretion, make awards that would not be deductible under Section 162(m).
Our compensation committee determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions.
The performance criteria governing performance awards may be based upon one or any combination of the following (GAAP or non-GAAP) criteria for which we are seeking approval: net revenue and/or net revenue growth; earnings per share and/or earnings per share growth; earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; operating income and/or operating income growth; net income and/or net income growth; total stockholder return and/or total stockholder return growth; return on equity; operating cash flow return on income; adjusted operating cash flow return on income; economic value added; control of expenses; cost of goods sold; profit margin; stock price; debt or debt-to-equity; liquidity; intellectual property (e.g., patents)/product development; mergers and acquisitions or divestitures; individual business objectives; company specific operational metrics; and any other factor (such as individual business objectives or unit-specific operational metrics) the compensation committee so designates.
Stockholder Approval. Stockholder approval is required for certain types of amendments to the 2010 Plan. Stockholder approval is required to increase the number of shares available for issuance under the 2010 Plan as well as for approving the performance criteria under Code Section 162(m).
Administration. Our Compensation Committee administers the 2010 Plan, except when the Board decides to directly administer the 2010 Plan.
Section 162(m) Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the three other most highly compensated officers (excluding our chief executive officer and our chief financial officer). Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). The 2010 Plan is intended to comply with the requirements of Section 162(m) of the Code such that performance-based awards in excess of $1 million payable to our Chief Executive Officer and our three other most highly compensated executive officers (excluding our Chief Financial Officer and Chief Executive Officer) may be deductible by us. While the 2010 Plan is intended to comply with the requirement of Section 162(m), we are not required to structure compensation to be in compliance with Section 162(m).
Non-Employee Director Equity Awards. Non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by our board of directors. The 2010 Plan limits the number of awards granted pursuant to the nonemployee director section to 80,000 shares per calendar year. Under the amended 2010 Plan; however, instead of a maximum number of shares that may be granted to a non-employee director on an annual basis, the 2010 Plan, as amended, provides for a maximum dollar value of awards that may be granted on an annual basis. The value is $300,000; and this value may be changed without stockholder approval provided the change relates to the next calendar year. Notwithstanding the foregoing limit, discretionary awards may be granted to our non-employee directors pursuant to other sections of the 2010 Plan.
Corporate Transaction. In the event of a corporate transaction (as defined in the 2010 Plan), the buyer may either assume outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the 2010 Plan, all awards will expire upon the closing of the transaction, and the Board will determine whether the corporate transaction will have any additional effect, including acceleration of the vesting of awards. Unless otherwise determined by our board of directors, all unvested stock option and RSU awards made to our non-employee directors accelerate and vest in full upon consummation of a corporate transaction.
Comprehensive Clawback of Equity Awards. The 2010 Plan provides that awards granted after the adoption of our "claw-back" policy will be subject to recoupment pursuant to that policy.
Amendment or Termination of 2010 Plan. Our board of directors may at any time terminate or amend the 2010 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2010 Plan; provided, however, that the our board will not, without the approval of our stockholders, amend the 2010 Plan in a manner that requires approval by our stockholders.
Termination Date. The 2010 Plan will terminate on July 21, 2020.
Summary of Federal Income Tax Consequences of Awards Granted under the 2004 Equity Incentive Plan
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and participants in the 2010 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.
Tax Treatment of the Participant
Incentive Stock Options. An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.
If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.
Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.
Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time a NSO is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by us if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NSO shares were held by the optionee.
Restricted Stock Units. In general, no taxable income is realized upon the grant of a RSU award. The participant will generally include in ordinary income, which will be subject to income tax withholding by us if the participant is an employee, the fair market value of the shares of stock that are delivered to the participant upon settlement, which generally occurs at the time the RSUs vest. The 2010 Plan allows us to withhold shares from the RSU award to satisfy the participant’s withholding tax obligation.
Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by us if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.
Stock Appreciation Rights. A grant of a SAR has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by us if the recipient is an employee.
Tax Treatment for Green Dot
Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code, we generally will be entitled to a deduction to the extent any participant in the 2010 Plan recognizes ordinary income from an award granted under the 2010 Plan.

ERISA Information
The 2010 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Accounting Treatment
Green Dot will recognize compensation expense in connection with awards granted under the 2010 Plan as required under applicable accounting standards. Green Dot currently recognizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.
Plan Benefits
The table below shows, as to each of Green Dot’s executive officers named in the Summary Compensation Table of the “Executive Compensation and Related Information” section of this Proxy Statement and the various indicated groups, the aggregate number of shares of common stock subject to stock grants and restricted stock unit grants under the 2010 Plan during fiscal 2016.

Identity of Group	Number of Options Granted	Number of Restricted Stock Units (RSUs) Granted	Number of Performance-Based RSUs Granted*
Named Executive Officers
Steven W. Streit	—	—	99,213
Mark L. Shifke	—	145,208	30,594
Mary J. Dent	—	—	50,000
John C. Ricci	—	—	28,846
Kuan Archer	—	—	146,853
Konstantinos Sgoutas**	—	—	27,097
Lewis B. Goodwin**	—	—	29,370
All current executive officers as a group (6 persons)	—	145,208	355,506
All current non-employee directors as a group (8 persons)	—	37,562	—
All employees, excluding current executive officers	—	1,233,361	—
_____________

*	This column represents shares eligible to be earned at target. The maximum number of shares that may be earned under these awards is 150% of the target number.
**     Former executive officer.
New Plan Benefits
All awards to directors, executive officers, employees and consultants are discretionary in nature. Future awards to directors, executive officers, employees and consultants of Green Dot under the 2010 Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2010 Plan are not determinable at this time. We have therefore not included a table that reflects such awards.
Equity Compensation Plan Information
We maintain the 2001 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan, each of which was approved by our stockholders. The following table presents information as of December 31, 2016 with respect to compensation plans under which shares of our Class A common stock may be issued. Except as noted below, all share amounts represent shares of our Class A common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)			(c)
Equity compensation plans approved by security holders	5,690,472	(2)(3)	$20.03	3,057,871	(4)
Equity compensation plans not approved by security holders	—			—
Total	5,690,472			3,057,871
____________

(1)	The weighted average exercise price relates solely to outstanding stock option shares or warrant shares since shares subject to restricted stock units have no exercise price.

(2)	Excludes purchase rights accruing under our 2010 Employee Stock Purchase Plan.

(3)
Includes options to purchase 2,147,379 shares of our Class A common stock, restricted stock unit awards underlying 3,046,866 shares of our Class A common stock and performance restricted stock unit awards underlying 496,227 shares of our Class A common stock. The performance restricted stock unit awards represent shares eligible to be earned at target. The maximum number of shares that may be earned under these awards is 150% of the target number.

(4)
Includes 1,771,955 shares that remain available for purchase under the 2010 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan will increase automatically on the first day of January of each of 2011 through 2018 by the number of shares equal to 1% of the total outstanding shares of our Class A common stock as of the immediately preceding December 31st.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2017, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of either class of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors, Named Executive Officers and 5% Stockholders” is c/o Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107 and references to shares refer to our Class A common stock.
Percentage ownership of our Class A common stock common stock is based on 49,558,609 shares of our Class A common stock outstanding on March 31, 2017. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class A common stock subject to options or restricted stock units that are currently exercisable or exercisable or will settle within 60 days of March 31, 2017 are deemed to be outstanding and to be beneficially owned by the person holding the option or warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Class A	% of
Name and Address of Beneficial Owner	Common Stock	Total Voting
	Shares	Power
Directors and Named Executive Officers
Steven W. Streit (1)	4,280,653	8.5%
Mark L. Shifke (2)	626,240	1.3%
Kenneth C. Aldrich (3)	248,534	*
John C. Ricci (4)	215,745	*
Konstantinos Sgoutas† (5)	190,464	*
Kuan Archer (6)	106,033	*
Lewis B. Goodwin† (7)	38,062	*
Mary J. Dent (8)	36,833	*
Glinda Bridgforth Hodges (9)	34,594	*
George T. Shaheen (10)	30,585	*
J. Chris Brewster (11)	4,674	*
Rajeev V. Date (12)	4,674	*
William I. Jacobs (13)	4,674	*
Saturnino Fanlo (14)	4,000	*
George W. Gresham	—	*
All directors and executive officers as a group (15 persons)(15)	5,825,765	11.5%

5% Stockholders
BlackRock, Inc. (16)	4,894,063	9.9%
Harvest Capital Strategies LLC (17)	4,500,000	9.1%
Vanguard Group, Inc. (18)	3,678,823	7.4%
Dimensional Fund Advisors LP (19)	2,734,655	5.5%
_____________
*    Represents beneficial ownership of less than 1% of our outstanding shares of Class A common stock.
†    Ceased serving as an executive officer in 2016. Based on information available as of termination date.

(1)
Represents 3,498,355 shares held by the Steven W. Streit Family Trust DTD 9/30/2005, of which Mr. Streit is the trustee, 25,757 shares held by his dependent children, 109,541 shares held by Mr. Streit, 647,000 shares subject to options held by Mr. Streit that are exercisable within 60 days of March 31, 2017.

(2)
Represents 579,053 shares held by Mr. Shifke, 56,880 shares subject to options held by Mr. Shifke that are exercisable within 60 days of March 31, 2017 and 5,307 shares subject to restricted stock units that vest within 60 days of March 31, 2017.

(3)
Represents 200,000 shares held by YKA Partners Ltd., of which Mr. Aldrich is the agent of the general partner, 12,579 shares held by Mr. Aldrich, 31,281 shares subject to options held by Mr. Aldrich that are exercisable within 60 days of March 31, 2017 and 4,674 shares subject to restricted stock units that vest within 60 days of March 31, 2017.

(4)
Represents 18,073 shares held by Mr. Ricci, 186,611 shares subject to options held by Mr. Ricci that are exercisable within 60 days of March 31, 2017 and 11,061 shares subject to restricted stock units that vest within 60 days of March 31, 2017.

(5)	Represents 44,859 shares held by Mr. Sgoutas, 145,605 shares subject to options held by Mr. Sgoutas that are exercisable within 60 days of March 31, 2017.

(6)
Represents 43,092 shares held by Mr. Archer, 76,563 shares subject to options held by Mr. Archer that are exercisable within 60 days of March 31, 2017 and 10,774 shares subject to restricted stock units that vest within 60 days of March 31, 2017.

(7)	Represents 38,062 shares held by Mr. Goodwin.

(8)	Represents 20,785 shares held by Ms. Dent and 16,048 shares subject to options held by Ms. Dent that are exercisable within 60 days of March 31, 2017.

(9)
Represents 4,940 shares held by Ms. Bridgforth Hodges, 24,980 shares subject to options held by Ms. Bridgforth Hodges that are exercisable within 60 days of March 31, 2017 and 4,674 shares subject to restricted stock units that vest within 60 days of March 31, 2017.

(10)
Represents 9,863 shares held by Mr. Shaheen, 16,048 shares subject to options held by Mr. Shaheen that are exercisable within 60 days of March 31, 2017 and 4,674 shares subject to restricted stock units that vest within 60 days of March 31, 2017.

(11)	Represents 4,674 shares subject to restricted stock units held by Mr. Brewster that vest within 60 days of March 31, 2017.

(12)	Represents 4,674 shares subject to restricted stock units held by Mr. Date that vest within 60 days of March 31, 2017.

(13)	Represents 4,674 shares subject to restricted stock units held by Mr. Jacobs that vest within 60 days of March 31, 2017.

(14)	Represents 4,000 shares held by Mr. Fanlo.

(15)
Includes 1,201,016 shares subject to options held by all executive officers as a group that are exercisable within 60 days of March 31, 2017 and 55,186 shares subject to restricted stock units that vest within 60 days of March 31, 2017.

(16)
Based solely on the information set forth in a Schedule 13G filed by BlackRock Inc. on February 10, 2017. BlackRock Inc. reported that, as of December 31, 2016, it had sole voting over 4,815,595 shares and dispositive power over 4,894,063 shares. The principal business address of BlackRock Inc. is 55 East 52nd Street, New York, NY 10022.

(17)
Based solely on the information set forth in a Schedule 13D filed by Harvest Capital Strategies LLC on February 14, 2017. Harvest Capital Strategies LLC reported that, as of December 31, 2016, it had sole voting and dispositive power over 4,500,000 shares. The principal business address of Harvest Capital Strategies LLC is 600 Montgomery Street, Suite 1700, San Francisco, CA 94111.

(18)
Based solely on the information set forth in a Schedule 13G filed by The Vanguard Group on February 14, 2017. The Vanguard Group reported that, as of December 31, 2016, it had sole voting over 57,005 shares, shared voting power over 3,000 shares and dispositive power over 3,678,823 shares. The principal business address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(19)
Based solely on the information set forth in a Schedule 13G filed by Dimensional Fund Advisors LP on February 9, 2017. Dimensional Fund Advisors reported that, as of December 31, 2016, it had sole voting over 2,576,324 shares and dispositive power over 2,734,655 shares. The principal business address of the by Dimensional Fund Advisors is Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

OUR EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2017, and their positions are shown below.

Name	Age	Position
Steven W. Streit	55	President and Chief Executive Officer
Mark L. Shifke	57	Chief Financial Officer
Kuan Archer	44	Chief Operating Officer
Mary J. Dent	55	Chief Executive Officer, Green Dot Bank
Brett Narlinger	46	Chief Revenue Officer
John C. Ricci	51	General Counsel and Secretary
For information regarding Mr. Streit, please refer to Proposal No. 2, “Election of Directors,” on page 21 above.
Mark L. Shifke has served as our Chief Financial Officer since December 2015 and as Senior Vice President, Corporate Strategy/M&A, since June 2014. Prior to his appointment as our Chief Financial Officer, Mr. Shifke had served as our acting Chief Financial Officer from May 2015 to December 2015. From May 2011 to April 2012, he served as our General Manager, Government Programs and Vice President, Special Projects, and then served as Senior Vice President Corporate Development/M&A from April 2012 to June 2014. In addition, Mr. Shifke served as a member of our Board of Directors from January 2001 to February 2004. Prior to joining Green Dot, he served as Managing Director, M&A and Corporate Finance Advisory at J.P. Morgan from 2007 to 2011. Mr. Shifke served as Vice President at Goldman Sachs in Principal Investing from 2002 to 2005, and in M&A Structuring and Advisory from 2005 to 2007. Previously, he was a partner at Davis Polk & Wardwell, LLP, a law firm, a Principal at KPMG LLP, an accounting firm, and a Managing Director of Big Flower Capital Corp. Mr. Shifke holds a B.A. in political science and public administration from Tulane University, a J.D. from Tulane Law School, and a LL.M. in taxation from New York University School of Law.
Kuan Archer has served as our Chief Operating Officer since January 2015. From October 2012 to December 2015, he served as Chief Technology Officer and Executive Vice President of Product Development. Prior to joining Green Dot, he served in a number of positions at Rovi Corporation, a digital media technology provider, from May 2006 to September 2012, most recently as Senior Vice President of Product Development. From September 2004 to April 2006, he served as Director at Symantec Corporation, a security, storage and systems management provider. Prior to his tenure at Symantec, Mr. Archer held a number of software engineering and leadership roles at Microsoft Corporation. Mr. Archer holds a B.S. in computer science from the University of Texas at Austin and an M.B.A. from the University of Washington.
Mary J. Dent has served as Chief Executive Officer of Green Dot Bank since August 2016. Previously, Ms. Dent served as General Counsel of Insikt, Inc., a provider of white label “Lending as a Service” loan platform and investing marketplace from January 2016 to August 2016. Prior to her role at Insikt, Ms. Dent served as the founder of dcIQ, a public policy consulting firm, from August 2013 to December 2015, as Vice President, Public Policy of Silicon Valley Bank, a provider of financial services for high-growth companies in the technology, life sciences and clean technology sectors, from April 2013 to August 2013; as General Counsel of the SVB Financial Group, the bank holding company of Silicon Valley Bank, from May 2006 to April 2013; and as General and Special Counsel of New Skies Satellites, now a subsidiary of SES, a provider of satellite based telecommunications and information services, from 2000 to 2006. Ms. Dent holds a B.A. in economics from the University of California, Los Angeles and a J.D. from Stanford Law School.
Brett Narlinger has served as our Chief Revenue Officer since November 2016. Prior to joining Green Dot, Mr. Narlinger served as Senior Vice President, Sales at Mercury Payment Systems, Inc., a provider of payments technology and services, from June 2013 to September 2016. From June 2009 to December 2012, Mr. Narlinger served as Executive Vice President of Sales and a founding executive of Bank of America Merchant Services. Mr. Narlinger also held various leadership roles, overseeing all enterprise and national portfolio accounts, with First Data Corporation from October 1994 to June 2009.
John C. Ricci has served as our General Counsel since June 2004 and our Secretary since April 2003. From April 2003 to June 2004, he served as our Director of Legal Affairs. Prior to joining Green Dot, Mr. Ricci was an associate at the law firm of Strategic Law Partners, LLP from November 1999 to June 2002. Mr. Ricci began his career as an attorney in the Enforcement Division of the SEC. Mr. Ricci holds a B.A. in economics and political science from the University of California at San Diego and a J.D. from Loyola Law School.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2016 executive compensation program and the compensation paid by the company to the following named executive officers in 2016, referred to throughout this proxy statement as our named executive officers, or NEOs:

2016 NEOs
Continuing Executive Officers	Former Executive Officers
Steven W. Streit, President and Chief Executive Officer ("CEO")	Konstantinos Sgoutas, former Chief Revenue Officer ("CRO")
Mark L. Shifke, Chief Financial Officer ("CFO")	Lewis B. Goodwin, former President and CEO, Green Dot Bank
Kuan Archer, Chief Operating Officer ("COO")
Mary J. Dent, CEO, Green Dot Bank
John C. Ricci, General Counsel and Secretary
2016 Financial Performance and Executive Compensation

	2015 (Actual /Target)	2016 (Actual /Target)
Annual Revenue Under the Variable Cash Incentive Plan (in millions)(1)	$699.2 / $750.0	$719.7 / $702.4
Non-GAAP EPS for PRSUs(2)	N/A	$1.42 / $1.37
Rolling Relative TSR(3)	43rd/60th	81st/60th
_____________

(1)
This non-GAAP financial measure is calculated by adding the amount of stock-based retailer incentive compensation to the amount of total operating revenues reflected in our consolidated statements of operations.

(2)	See "—Elements of Compensation-- Long-Term Equity-Based Awards—PRSUs for Other NEOs" for a description of this metric.

(3)
Total shareholder return ranking (stated as a percentile) as compared to the S&P SmallCap 600 under PRSUs granted to our CEO in 2015 and 2016. “Rolling” performance has been presented for illustrative purposes and shows the progress for the first two years of the three-year performance under the PRSU granted in 2015 in the column captioned “2015 (Actual/Target)” and the first year of the three-year performance period under the PRSUs granted in 2016 in the column captioned “2016 (Actual/Target)”. No amounts have been or will be earned under the PRSUs until the end of the awards' respective three-year performance periods.

During 2016 our company began to emerge from the headwinds in our legacy business and made strong progress towards positioning our company for growth in 2017. In achieving GAAP total operating revenue and GAAP net income growth of 3.5% and 8.3%, respectively, from 2015 to 2016, we overcame the expected continued year-over-year decline in the number of active cards in our portfolio -- active cards declined 8% over 2015 -- and $11.4 million in unusual incremental product launch expenses associated with rolling out our new suite of prepaid cards with better unit economics to our retail distributors. Our 2016 results were due in large part to disciplined execution of our “six-step plan” for 2016. Our regular annual executive compensation program reflected these results and discipline in implementing the six-step plan:

•	We did not increase base salaries for 2016, maintaining salary levels established for all NEOs in 2014 (other than our COO, who received an increase in connection with his January 2015 promotion).

•	Based on achievement of $719.7 million in annual revenue under our variable cash incentive plan, our NEOs were paid 132% of their at-target bonus opportunity.

•
For the second consecutive year, our CEO’s equity compensation was 100% performance-based. The award payout is based on relative TSR performance (as compared to the S&P SmallCap 600) over a three-year performance period. No amounts have been or will be earned under the PRSUs until the end of the performance period.

•
We redesigned our other NEOs’ annual equity compensation to be 100% performance-based, requiring the achievement of a minimum non-GAAP EPS goal before the award can be earned and then vest 25% as of the end of the one-year performance period with the remainder to vest over three years thereafter, subject to continued service. Based on achievement of non-GAAP EPS of $1.42, the NEOs other than our CEO earned 125% of the target number of shares under their awards.

During 2016, we experienced transitions in our management team, hiring a new CEO for Green Dot Bank and a new CRO. In August 2016, we appointed Mary J. Dent, who was then-serving as a member of our Board of Directors and its Audit Committee, to succeed Lewis B. Goodwin as CEO of Green Dot Bank to work with him to help transform the bank into a greater company asset and contributor to our operating results. As an inducement to transition from our Board of Directors to management, upon our CEO's recommendation, our Compensation Committee offered Ms. Dent a compensation package commensurate with the expectation that she would drive changes that would enhance the value of Green Dot Bank and improve the financial performance of our company.
Our Compensation Committee also took actions requested by our CEO to help stabilize management team members determined to be critical to implementing our six-step plan for 2016 and to help promote continuity over a longer term for us to operate successfully in future periods. In September 2016, to retain our COO, upon our CEO's recommendation, our Compensation Committee granted our COO PRSUs covering 125,000 shares (a maximum of 187,500 shares) with the same terms as the PRSUs granted to our NEOs earlier in 2016, except our Compensation Committee (i) set the performance period as 2017 (rather than 2016) and (ii) provided that it would establish the non-GAAP EPS target for the award in connection with our regular annual grant cycle in 2017. Due to perceived uncertainty in our management team following expected changes to the composition of our Board, upon our CEO's recommendation, in May 2016 our Board of Directors approved an arrangement with our CFO to, in the event of a qualifying termination of his services, fully accelerate the vesting of equity awards related to his service prior to being appointed CFO. In addition, during 2016 our CEO initiated negotiations with our Compensation Committee over the terms of his continued employment following the contested election of directors at the 2016 annual meeting of stockholders. After extensive deliberations and negotiations, our Compensation Committee approved an at-will employment agreement with our CEO that did not change his existing compensation arrangement but established a transitional service arrangement and associated pay structure to promote an orderly transition in the event of a qualifying termination under the agreement.
For the second consecutive year, our CFO’s compensation was significantly impacted by performance-based equity compensation earned for a prior year under commitments made to him prior to his becoming an executive officer in May 2015. Under Mr. Shifke’s compensation package as our SVP of Corporate Development/M&A established in December 2014, management committed to Mr. Shifke that it would recommend to our Compensation Committee that Mr. Shifke receive an RSU in 2016 based on our revenue performance in 2015. For information on this topic, please see the next table and “Executive Compensation Decisions for the 2016 Performance Year-Long-Term Equity-Based Awards" below.
Compensation Philosophy and Objectives
We believe that the compensation programs offered to NEOs should support the achievement of our financial goals and creation of long-term stockholder value. Accordingly, our executive compensation program is designed to:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	link compensation to company and individual performance;

•	link cash incentives to our financial performance;

•	align the interests of our NEOs with those of our stockholders, by providing our NEOs with annual long-term performance-based incentives; and

•	promote an ownership culture.
We have endeavored to create an executive compensation program that provides a mix of short-term and long-term incentives and an appropriate balance between fixed and variable compensation that we believe retains and appropriately motivates our executive officers, including our NEOs. In addition, our Compensation Committee and our

Board of Directors strive to keep annual base salary at a competitive level while providing executive officers with performance-based incentives (in both cash and equity) in order to reward them for superior year-over-year performance.
Compensation Governance Highlights
Our executive compensation program also has the following features that demonstrate our continued commitment to pay-for-performance and to corporate governance best practices:

•	Our annual and long-term incentives are entirely performance-based.

•
Our incentive compensation plans do not have guaranteed payout levels, and our NEOs do not receive any payouts under performance-based equity or variable cash incentive awards if the goals are not met. Our executive compensation plans are also capped to discourage inappropriate risk taking.

•	Our annual and long-term incentives do not use duplicative measures and the measures used correlate to drivers of stockholder value.

•
We have robust stock ownership guidelines for our NEOs, requiring them to hold a minimum value in shares so that they have an even greater financial stake in our company, thereby further aligning the interests of our executive officers with those of our stockholders.

•
Our cash incentive plan provides for the return of any excess compensation received by an executive officer if our financial statements are the subject of a restatement due to fraud or intentional illegal conduct, and we have adopted a "claw-back" policy that gives us discretion to require our executive officers and certain other employees to repay cash and/or equity compensation in the event of a financial restatement.

•
Our executive officers are prohibited from acquiring, selling, or trading in any interest or position relating to the future price of Green Dot securities, such as a short sale. In addition, executive officers are prohibited from holding Green Dot securities in a margin account or pledging Company securities as collateral for a loan.

•	Our equity incentive plan prohibits the repricing or exchange of equity awards without stockholder approval.
"Say-on-Pay" Results
At our 2011 and 2014 annual meeting of stockholders, we requested stockholders to cast a non-binding advisory vote on the compensation of our NEOs, the so-called "say-on-pay" vote. These proposals passed with approximately 99% and 67% of the votes cast in favor of the say-on-pay proposals presented at the meetings held in 2011 and 2014, respectively. As a result of the 2014 vote results, our Compensation Committee engaged a new compensation consultant and began a comprehensive review of our executive compensation program with the goal of identifying changes to ensure that our program remains consistent with Green Dot's compensation philosophy and short and long-term business objectives. In 2015, a series of changes were introduced to our executive compensation program, including first-time grants of PRSUs to our Chief Executive Officer and Chief Revenue Officer and adoption of stock ownership guidelines. In 2016, we further increased the alignment of pay for performance by transitioning the annual equity incentive compensation program for all of our other executive offices from time-vested RSUs to 100% PRSUs. Additionally, we have not increased our NEOs annual base salary since 2014 (other than our COO, who received an increase in connection with his January 2015 promotion).

2016 Executive Compensation

The following table presents, for the continuing NEOs, target total "direct compensation" (i.e., the sum of annual base salary, target annual cash incentive award value and grant date value of long-term equity-based incentive awards) and the value of each pay component for 2016. For more detail regarding our Compensation Committee’s decisions, see the narrative under “Executive Compensation Decisions for the 2016 Performance Year" below.

	Target Total Direct Compensation*
Name	Base Salary ($)		Annual Cash Incentives ($)		Long-Term Equity Incentive Awards ($)		Total ($)		Special Equity Incentive Award ($)		As Adjusted Total ($)
Steven W. Streit	666,000		666,000		2,930,752		4,262,752		—		4,262,752
Mark L. Shifke	450,000		450,000		700,000		1,600,000		2,999,997	(1)	4,599,996
Mary J. Dent(2)	146,667	(3)	146,667	(3)	1,169,500	(4)	1,462,828	(4)	—		1,462,824
John C. Ricci	370,800		241,020		660,000		1,271,820		—		1,271,820
Kuan Archer	440,000		352,000		500,000		1,292,000		—	(5)	1,291,995
_____________

*	These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table, which are disclosed in accordance with SEC rules.

(1)
Represents the grant date fair value of 145,208 RSUs granted in February 2016, subject to time-based vesting conditions, due to commitments made to Mr. Shifke prior to his becoming an executive officer in May 2015. To align his compensation with his then-current role as SVP of Corporate Development/M&A, in December 2014 management committed to Mr. Shifke that it would recommend to our Compensation Committee that Mr. Shifke receive a RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding Green Dot’s acquisition of TPG). This commitment provided that the grant date fair value of the award to which he was entitled to receive, if any, would be equal to the lesser of 5% of revenue generated from such acquisitions and $3 million.

(2)
Ms. Dent served as a member of our Board of Directors through August 31, 2016, when she became an executive officer of our company. As such, our Compensation Committee established her compensation in August 2016 based on our CEO's recommendation and outside of our regular annual cycle.

(3)	Amounts prorated due to Ms. Dent’s August 31, 2016 start date. Her annual base salary is $440,000, with an on-target bonus opportunity of 100% of her annual base salary.

(4)
Excludes grant date fair value of $104,978 for 4,672 RSUs granted in 2016 and the payment of $91,875 in director fees in connection with Ms. Dent’s service as a member of our Board of Directors through August 2016.

(5)
In September 2016, to retain our COO, upon our CEO's recommendation, our Compensation Committee awarded our COO PRSUs covering 125,000 shares (a maximum of 187,500 shares) with the same terms as the PRSUs granted to our NEOs earlier in 2016, except our Compensation Committee (i) set the performance period as 2017 (rather than 2016) and (ii) provided that it would establish the non-GAAP EPS target for the award in connection with our regular annual grant cycle in 2017. Due to the fact that no performance goal was set in 2016, no grant date fair value could be established for the award in 2016 in accordance with FASB ASC Topic 718. For illustrative purposes only, had the PRSU award been granted with the same terms as PRSUs granted to our NEOs earlier in 2016, the aggregate grant date fair value under FASB ASC Topic 718 would have been approximately $4,248,750.

Our Compensation Committee believed that the allocation between salary, cash incentives and long-term incentives reflected above encouraged our NEOs to work toward our company's financial success, drive long-term stockholder value over time and did not promote inappropriate risk taking. Additionally, our NEOs' 2016 target pay mix was aligned with competitive market practices.

The following graphs reflect the mix of target total direct compensation of our CEO and our other NEOs in 2016:

CEO

Target Bonus 18%
Base Salary 18%
LTI 64%

Other NEO Average

Target Bonus 26%
Base Salary 30%
LTI 44%

Elements of Compensation
The key components of our current compensation program for our NEOs are summarized in the table below. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each other compensation component.

Compensation Element	Form of Compensation	Purpose
Base Salary	Cash	Provide fixed compensation to attract and retain key executives and to offset external factors that may impact incentive pay.
Annual Cash Incentive	Cash	To provide incentives for the achievement of financial performance goals and to reward our NEOs for the achievement of these goals.
Long-term Incentive	Restricted stock units or Performance-based RSUs
To create a strong incentive for our NEOs to achieve our long-term financial performance targets; to align management's interests with those of our stockholders; and to create an incentive for management to remain employed with the company.

Executive Compensation Decisions for the 2016 Performance Year
Base Salary. We seek to provide our NEOs with a base salary that is appropriate for his or her roles and responsibilities, and that provides him or her with a level of income stability. Our Compensation Committee reviews the base salaries of our NEOs annually, with significant input from our CEO (other than with respect to his own compensation), to determine whether any adjustment is warranted. In considering a base salary adjustment, our Compensation Committee considers our company's overall performance and the NEO's performance, individual contribution, changes in responsibilities and prior experience. Our Compensation Committee may also take into account the NEO's current salary, equity ownership and internal equity.
We did not increase the annual base salaries of our NEOs in 2016 based on our Compensation Committee's assessment that the salaries of our NEOs remained market competitive. The actual base salaries paid to our NEOs in 2016 are set forth in the “Summary Compensation Table” below on page 55.

Annual Cash Incentive Awards. We utilize cash bonuses to incentivize our NEOs to achieve company performance goals on an annual basis and to reward extraordinary accomplishments. We establish bonus targets for cash incentive awards annually, following the end of the year, and we pay bonuses following the end of the performance period (i.e., 2016). Each NEO's target bonus amount is a pre-determined amount that is intended to provide a competitive level of compensation if the executive officer achieves performance goal(s) established in the beginning of the performance year. Our annual cash incentive awards are intended to compensate our NEOs for their contribution to achieving financial goals for the performance period contained in our company financial plan. We determine the actual bonus award for each of our NEOs according to the level of achievement of company performance objectives. For more information about our cash incentive awards, see “2016 Executive Officer Incentive Bonus Plan” and "Other Bonus Plans".
Our Compensation Committee may award other cash bonuses at any time during the year to reward a NEO in connection with mid-year hiring decisions, promotions or other achievements. In 2016, for Ms. Dent, upon our CEO's recommendation, our Compensation Committee established a performance-based bonus plan apart from the cash incentive plan under which our other NEOs participate due to her August 31, 2016 start date. For more information about this plan, see "Other Bonus Plans".
2016 Executive Officer Incentive Bonus Plan. Our Compensation Committee evaluated target bonus amounts with reference to the 2016 peer group, using its subjective judgment to determine the amount of bonus sufficient to continue to align the interests of each NEO (other than Ms. Dent who had her own bonus plan for 2016 due to her start date occurring late in the performance period) with those of our stockholders while providing incentives to maximize their efforts throughout the year. For 2016, our Compensation Committee set individual target bonus amounts for the NEOs ranging from 65% to 100% of their respective base salaries. Our NEOs who have the greatest impact on achieving profitable revenue growth had targets set at a higher level than the other NEOs, reflecting our compensation philosophy to link compensation to company performance where doing so would have the greatest impact on profitable revenue generation. Our Compensation Committee did not adjust target bonus opportunities for the NEOs in 2016 other than to increase Mr. Ricci's opportunity as a percentage of annual base salary from 50% to 65% to align his compensation with competitive market levels consistent with our CEO's recommendation. The target bonus amounts for our NEOs for 2016 were as follows: Mr. Streit -- $666,000; Mr. Shifke -- $450,000; Mr. Ricci -- $241,020, Mr. Archer -- $352,000; Mr. Sgoutas (former CRO) -- $440,000; and Mr. Goodwin (former President and CEO, Green Dot Bank) -- $252,000.
For 2016, our Compensation Committee simplified our incentive bonus plan structure to solely reward revenue generation. Our Compensation Committee believed that this structure, combined with a new long-term incentive structure that rewards our NEOs (other than our CEO) only for non-GAAP EPS generation, appropriately incentivizes profitable growth. Annual revenue was chosen as the company performance goal under the plan because we believed it to be one of the best indicators of financial success for our company and is a significant driver of stockholder value creation. Our Compensation Committee also selected this measure because annual revenue growth aligns with our overall operating strategy and is critical for the delivery of long-term stockholder value.
The 2016 Executive Officer Incentive Bonus Plan provides for annual payments based on annual revenue performance, with a threshold level of performance to be achieved in order to receive a minimum payout (for threshold performance) and an opportunity to earn up to 150% of the target bonus amount (for superior performance). As explained below, the actual payout amount to each NEO is determined by multiplying the target bonus payment by a “multiplier” (which could be more or less than 100% but cannot exceed 150%) that will vary depending on the percentage of achievement for the performance objective.
Our Compensation Committee approves financial performance goal(s) used in the Executive Officer Incentive Bonus Plan for that year. For 2016, our NEOs were eligible to earn bonuses based upon attainment of an annual revenue goal for our company. For 2016, annual revenue was calculated by subtracting contra-revenue advertising costs for 2016 from the total operating revenues reflected in our consolidated statements of operations.
We believe that, to provide for an appropriate incentive effect, the performance goals should be such that to achieve 100% of the objective, performance over the performance period must be aligned with our company financial plan and that our NEOs should not be awarded for performance that did not approximate our company financial plan. Accordingly, our cash incentive compensation plan was designed to pay our NEOs nothing if our company failed to achieve at least 96.1% of the annual revenue goal. Our Compensation Committee strives to set at-target performance goals that are challenging to achieve. As a point of reference, over the last five years including 2016, bonuses were paid at or above target only once and in one year no bonuses were paid.
For 2016, the annual revenue target under the plan was $702.4 million, reflecting our Compensation Committee's view that 2016 would be a challenging year to increase total operating revenues. Our actual 2016 annual revenue was $719.7 million (3% year-over-year growth), resulting in a “multiplier" of 132% for 2016. Accordingly, 132% of the target bonus amounts were paid to our NEOs per the bonus plan formula. Our Compensation Committee evaluated this outcome and, taking into account its philosophy of linking payment to company performance, determined not to exercise its negative discretion and awarded the NEOs in accordance with the formula.

2016 Performance Component	Threshold ($M)	Target ($M)	Maximum ($M)	Actual ($M)	Bonus Payout Multiplier (%)
Annual Revenue	$675.0	$702.4	$730.9	$719.7	132%

Other Bonus Plans. Ms. Dent did not participate under our 2016 Executive Officer Incentive Bonus Plan due to her start date occurring late in the performance period thereunder. Instead, upon our CEO's recommendation, the Compensation Committee approved a bonus plan for her based on her impact on both quantitative and qualitative results across five performance goals in the following key areas: financial and operational goals for her area of responsibility and the entire company and regulatory approval milestones. Under this plan, Ms. Dent was eligible to earn up to $146,667 (prorated from $440,000) based on achievement of these goals, each of which was weighted equally. Our CEO evaluated the level of Ms. Dent’s performance against the pre-determined goals following the end of 2016 and made a recommendation to the Compensation Committee. The Compensation Committee then reviewed the CEO’s compensation recommendations for Ms. Dent, and determined that Ms. Dent had achieved 80% of the goals under the plan, resulting in a payout of $117,334.
The actual cash incentive awards paid to our NEOs in 2016 are set forth in the "Summary Compensation Table" below under the column captioned "Non-Equity Incentive Plan Compensation."
Long-Term Equity-Based Awards. We utilize equity awards to ensure that our NEOs have a continuing stake in our long-term success. Historically, we used two forms of equity for long-term equity incentive compensation: stock options and restricted stock units ("RSUs"). Since 2014, our Compensation Committee has not awarded stock options due to the volatility in our stock price and its desire to manage our "burn rate," as discussed below. The switch to RSU only grants was made to closely align the executive compensation program with long-term incentive grant practices across the peer group and the broader market, and also served as a response to the volatility in our stock price. In 2015, we introduced performance-based restricted stock units ("PRSUs") for our CEO and former CRO. With this change, we allocated 100% of the values of our CEO's and former CRO's target total long-term incentive in the form of PRSUs. In 2016, we transitioned all of our executive officers' annual long-term incentive award to PRSUs. PRSUs granted to executive officers other than our CEO having a one-year performance period and three-year time-based vesting component. Our Compensation Committee believes this design strikes the appropriate balance for long-term equity incentive awards between performance and retention.
Equity awards improve our ability to attract executives by providing a total compensation package that is competitive with market practices, while also serving as a retention tool due to their multi-year vesting requirements. We grant equity awards to NEOs on an annual basis. Outside of the annual grant cycle, we typically make grants in connection with hiring, promotions, significant changes in responsibilities, extraordinary performance, or to achieve internal equity. Our Compensation Committee takes into account, on a subjective basis, various factors in connection with making its determination. These factors include the responsibilities, past performance and anticipated future contributions of the NEO, the competitiveness of the NEO's overall compensation package with reference to peer group practices, the NEO's existing equity holdings, the extent to which these holdings are vested and the recommendations of our CEO (other than with respect to his own compensation). Beginning in 2012, our Compensation Committee began taking into account “burn rate” in relation to our industry "burn rate guidelines", per certain stockholder and proxy advisor methodology, as an additional factor in making its determinations with respect to long-term equity awards. In 2016, after taking into account the long-term incentive and total direct compensation reference levels of the primary peer group as well as our CEO's recommendations (other than with respect to his own compensation), our Compensation Committee used its judgment to determine the value of equity awards that it believed would provide those NEOs sufficient incentive to help us implement our six-step plan and achieve our longer term objectives while likely meeting our near-term retention objectives, in each case in light of the contributions expected of those executive officers in 2016.
Performance-Based Restricted Stock Units (PRSUs). PRSUs represent the right to receive one share of Class A common stock for each PRSU that vests upon the settlement date, which is the date on which certain pre-defined performance requirements are satisfied over a specified performance period. Following grants of PRSUs to our CEO and former CRO in 2015, our Compensation Committee granted only PRSUs to our executive officers in 2016 in furtherance of our pay for performance philosophy. The transition of the rest of our executive officers to 100% PRSUs as part of our regular annual grant cycle represents another important step taken by our Compensation Committee to continue to drive a pay-for-performance culture. None of the earnings under our NEOs' equity awards are guaranteed until after the applicable performance period has been completed.
CEO PRSUs.
Our Compensation Committee decided use the same PRSU design for our CEO’s PRSU grant in 2016 as it used in the prior year. The performance metric for our CEO’s PRSUs is our company's total shareholder return ranking as compared to the S&P SmallCap 600 for the period from January 1, 2016 to December 31, 2018. Under this award, our CEO would earn 99,213 shares if at the end of the three-year performance period he achieves 100% achievement of the target performance metric: relative TSR at the 60th percentile of the S&P SmallCap 600. For our CEO’s 2016 PRSUs, a threshold relative TSR at the 25th percentile of the S&P SmallCap 600 would earn 50% of his target award and a maximum relative TSR at or above the 75th percentile of the S&P SmallCap 600 would earn 150% of his target award. As 2016 was the first year of the three-year performance period for our CEO’s 2016 PRSUs, no shares were earned. However, the one-year TSR for 2016 was the 81st percentile of the S&P SmallCap 600 which would have resulted in our CEO earning 150% of the shares subject to his target PRSU award had the three-year performance period been a one-year performance period. Similarly, under the PRSU granted to our CEO in 2015, no shares were earned because 2016 was the second year of the three-year performance period thereunder, but had the three-year performance period been a two-year performance period, the two-year TSR for 2015-2016 was the 43rd percentile of the S&P SmallCap 600 which would have resulted in our CEO earning 75% of the shares subject to his target PRSU award.
PRSUs For Other NEOs
For our NEOs other than the CEO, including our former CRO (whose PRSU granted in 2015 had a different design), PRSUs are earned based on achievement of non-GAAP diluted earnings per share (as defined below), over 2016, with a threshold level of performance to be achieved in order to earn the minimum shares under the PRSU (for threshold performance) and an opportunity to earn up to 150% of the target shares under the PRSU (for superior performance). As explained below, the actual amount of shares earned by each NEO under the PRSUs is determined by multiplying the target shares by a “multiplier” (which could be more or less than 100% but cannot exceed 150%) that will vary depending on the percentage of achievement for the performance objective. These awards vest as to 25% of the shares earned at the end of the performance period with remainder vesting in equal annual installments over the three years thereafter based on service. In general, we granted PRSUs to our NEOs as part of our regular annual grant cycle, except Ms. Dent’s PRSU was granted in connection with her appointment as CEO of Green Dot Bank in August 2016 to align her compensation with the rest of the NEOs.
For purposes of these awards, non-GAAP diluted earnings per share ("non-GAAP EPS") is defined as the quotient of net income (loss) reflected in our consolidated statements of operations excluding the impact of employee stock-based compensation expense, amortization of acquired intangible assets, change in fair value of contingent consideration, transaction costs, amortization of deferred financing costs, impairment charges, extraordinary severance expenses, other (income) charges and the tax effect for the related non-GAAP measure adjustments using the Company's year to date non-GAAP effective tax rate divided by the diluted weighted-average shares issued and outstanding as adjusted for (i) assumed conversion of weighted-average shares of preferred stock and (ii) Green Dot's stock repurchases in 2016.
In September 2016, to retain our COO, upon our CEO's recommendation, our Compensation Committee awarded our COO PRSUs covering 125,000 shares (a maximum of 187,500 shares) with the same terms as the PRSUs granted to our NEOs as part of our regular annual grant cycle, except our Compensation Committee (i) set the performance period as 2017 and (ii) provided that it would establish the non-GAAP EPS target for the award in connection with our regular annual grant cycle in 2017.
A summary of the equity awards to NEOs is set forth below, as well as in the "Grants of Plan-Based Awards - 2016" table, which provides additional information, including grant date fair values for each award.

The following table summarizes the number of shares underlying long-term equity incentive awards granted to our NEOs in 2016:

Name	Target PRSUs (#)	PRSU Value at Grant Date ($)	2015-Related RSUs (#)	2015-Related RSU Value at Grant Date ($)		Retention RSUs (#)	Retention PRSUs at Grant Date ($)
Steven W. Streit	99,213	2,930,752	—	—		—	—
Mark L. Shifke	30,594	1,049,986	145,208	2,999,997	(1)	—	—
Mary J. Dent(2)	50,000	1,740,000	—	—		—	—
John C. Ricci	28,846	989,995	—	—		—	—
Kuan Archer	21,853	749,995	—	—		125,000	—	(3)
Konstantinos Sgoutas*	27,097	929,969	—	—		—	—
Lewis B. Goodwin**	29,370	1,007,978	—	—		—	—
_____________

*	Ceased serving as our CRO in November 2016.

**	Ceased serving as CEO of Green Dot Bank in August 2016.

(1)
Represents RSUs that were granted in February 2016, subject to time-based vesting conditions, due to commitments made to Mr. Shifke prior to his becoming an executive officer in May 2015. To align his compensation with his then-current role as SVP of Corporate Development/M&A, in December 2014 management committed to Mr. Shifke that it would recommend to our Compensation Committee that Mr. Shifke receive a RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding Green Dot’s acquisition of TPG).

(2)	Excludes 4,672 RSUs granted in 2016, and associated grant date fair value of $104,978, in connection with Ms. Dent’s service as a member of our Board of Directors through August 2016.

(3)
Represents PRSUs that were granted in 2016 to retain our COO. This award will be earned, if at all, based upon year-over-year growth in non-GAAP diluted earnings per share over a one-year performance period (2017). Due to the fact that no performance goal was set for this PRSU in 2016, no grant date fair value could be established for the award in 2016 in accordance with FASB ASC Topic 718. As a result, the amounts reported in under "Retention PRSUs at Grant Date" in the table above may understate our COO’s compensation for 2016 because they do not include any value for this award. For illustrative purposes only, had the PRSU award been granted on the same terms as the other PRUs in this column, the aggregate grant date under fair value computed in accordance with FASB ASC Topic 718 would have been approximately $4,248,750.

For 2016, the non-GAAP EPS target under the PRSUs was $1.37, reflecting our Compensation Committee’s view that 2016 would be a challenging year in which increase non-GAAP EPS. Actual non-GAAP EPS for 2016 was $1.42 ([5]% year-over-year growth) resulting in a “multiplier" of 125% for 2016. Accordingly, 132% of the target bonus amounts were paid to our NEOs per the bonus plan formula. Our Compensation Committee evaluated this outcome and, taking into account its philosophy of linking payment to company performance, determined not to exercise its negative discretion and awarded the NEOs in accordance with the formula.

2016 Performance Component	Threshold ($M)	Target ($M)	Maximum ($M)	Actual ($M)	Bonus Payout Multiplier (%)
Non-GAAP EPS	$1.28	$1.37	$1.47	$1.42	125%
The actual cash incentive awards paid to our NEOs in 2016 are set forth in the "Summary Compensation Table" below under the column captioned "Non-Equity Incentive Plan Compensation."
Former CRO PRSUs
We granted PRSUs to our former CRO in 2015 that would vest, if at all, based year-over-year growth in non-GAAP total operating revenue, excluding revenue generated from acquisitions made in the most recent year, for the 2015 to 2017 period. In any one year of the three-year performance period, one-third of the award could have been earned if our company achieved 10% year-over-year growth of the performance metric. Subject to certain, limited exceptions, the award would have vested, if at all, only at the end of the applicable one-year performance period and our former CRO was required to be employed by us at the end of such period in order to vest in the award. For the second consecutive year, our former CRO forfeited one-third of the shares underlying this PRSU due to failure to meet the performance metric thereunder for the applicable year; the remaining unvested portion of this award was forfeited in connection with his separation in 2017.

Restricted Stock Units (RSUs). RSUs represent the right to receive one share of Class A common stock for each RSU that vests upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. Our Compensation Committee believes that RSUs align the interests of the NEOs with the interests of the stockholders because the value of these awards appreciate only if the trading price of our common stock appreciates. A summary of the equity awards to NEOs is set forth below, as well as in the "Grants of Plan-Based Awards - 2016" table, which provides additional information including grant date fair values of each award.
As discussed above, our Compensation Committee did not award any time-vested RSUs as part of our regular annual grant cycle. However, due to commitments made to Mr. Shifke prior to Mr. Shifke becoming an executive officer in May 2015, in February 2016, our Compensation Committee awarded Mr. Shifke 145,208 RSUs, subject to time-based vesting conditions, with a grant date fair value of $3.0 million. To align Mr. Shifke's compensation with his then-current role as SVP of Corporate Development/M&A, in December 2014 management committed to Mr. Shifke that it would recommend to our Compensation Committee that Mr. Shifke receive an RSU in 2016 based on the revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding Green Dot’s acquisition of TPG). As a result, the amounts reported under "Stock Awards" and "Total" in the Summary Compensation Table on page 55 include $2,999,997 in compensation related to 2015 performance for Mr. Shifke. Our Compensation Committee considered this award during its deliberations and decisions regarding Mr. Shifke's compensation for 2016.
Severance and Change in Control Agreements
Since our initial public offering in July 2010, we have not entered into severance arrangements with our executive officers other than in connection with individual separations, although two arrangements that we entered into at the time of our initial public offering were still in place at the start of 2016. In 2016, we experienced challenges to maintaining the stability of our management team. In May 2016, upon our CEO's recommendation, our Board of Directors approved an arrangement with our CFO to, in the event of a qualifying termination of his services, fully accelerate the vesting of equity awards related to his service prior to being appointed CFO. Additionally, during 2016 our CEO initiated negotiations with our Compensation Committee over the terms of his continued employment following the contested election of directors at the 2016 annual meeting of stockholders. After extensive deliberations and negotiations, our Compensation Committee approved an at-will employment agreement with our CEO that established a transitional service arrangement and associated pay structure to promote an orderly transition in the event of a qualifying termination under the agreement. We also hired a new CEO of Green Dot Bank and in connection therewith and upon our CEO's recommendation, our Compensation Committee approved an offer letter agreement with her that entitles her to a lump sum cash severance payment equal to six months' of her then-current annual base salary in the event she experiences a qualifying termination under the agreement and signs a release of claims in our favor.
In addition to the individual arrangements described above, since 2015, we have had policy applicable to all employees that provides for "double trigger" acceleration of vesting of equity awards in connection with a qualifying change in control of our company. For purposes of the policy, any outstanding and unvested performance-based equity awards will accelerate. Receipt of benefits under the policy is conditioned upon the employee's delivery of a release of claims in our favor. Details of each of our NEO's severance arrangements, including estimates of amounts payable in specified circumstances, are disclosed under “Severance and Change of Control Agreements” below. The value of our severance arrangements for our NEOs was not a material factor in our Compensation Committee's or our Board of Directors' determination of the level of any other element of their compensation.
Other Executive Benefits and Perquisites
In 2016, we did not provide perquisites to our executives that are generally unavailable to other employees. During 2016, we provided the following benefits to our NEOs on the same basis as our other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) retirement plan.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
Other Compensation Practices and Policies

Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended disallows a tax deduction by any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for its chief executive officer and each of the other named executive officer (other than its chief financial officer), unless compensation is performance-based. Prior to the time we became a publicly-held company, our Board of Directors had not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. Our 2010 Equity Incentive Plan is structured so that performance-based equity compensation deemed paid to covered officers in connection with the exercise of stock option grants made under the plan will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Although our Compensation Committee generally seeks to structure compensation payable to covered officers to meet the deductibility requirements under Section 162(m), in order to maintain flexibility in compensating NEOs in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation payable to covered officers must be deductible on our federal income tax returns. In addition, our Compensation Committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because a number of requirements must be satisfied in order for the compensation to qualify, and uncertainties as to the application and interpretation surrounding this section currently exist.
Stock Ownership Guidelines. Since 2015, we have instituted the following stock ownership guidelines for our NEOs to promote stock ownership in the company and to more closely align the interest of our NEOs with those of our stockholders. Guidelines are determined as a multiple of each executive's base salary -- five times base salary for the CEO and two times base salary for all other NEOs. Shares that count toward meeting the stock ownership guidelines include shares owned outright, full value awards (e.g., restricted stock and RSUs) and shares owned directly by the executive's spouse, dependent children and/or trust. NEOs have five years from their designation as a NEO to acquire and hold the pre-determined level of shares. As of December 31, 2016, all NEOs reached the stated ownership requirements for 2016.
Anti-Hedging and Anti-Pledging. In its commitment to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations, the company has adopted a policy that prohibits insider trading. Under this policy, no employee, officer or director may acquire, sell or trade in any interest or position relating to the future price of the company's securities, such as a put option, a call option or a short sale. In addition, covered persons are prohibited from holding company securities in a margin account or pledging company securities as collateral for a loan.
Policy Regarding the Timing of Equity Awards. We do not time the granting of equity awards to take advantage of the release of material nonpublic information. Beginning in 2016, we adopted a practice whereby the granting of annual time-vested equity awards to all employees will be on the same date.
Policy Regarding Restatements. Since 2011, our Executive Officer Incentive Bonus Plan provides for a "claw-back" right in the event that (i) achievement of the performance goal(s) under the plan is based on financial results that were subsequently the subject of a substantial restatement of our financial statements and (ii) a participant's fraud or intentional illegal conduct materially contributed to such financial restatement. In the event of a restatement or other adjustment other than under our Executive Officer Incentive Bonus Plan, our Board of Directors or our Compensation Committee would evaluate whether adjustments or recoveries of awards were appropriate based upon the facts and circumstances surrounding the restatement or adjustment. Additionally, under the "claw-back" policy we adopted in April 2017, in the event of a financial restatement because one or more of our executive officers or certain other employees engaged in fraud or intentional misconduct, then our Compensation Committee shall have the authority to review all cash incentive compensation and equity incentive compensation paid, granted or for which executive officers are eligible on the basis of having met or exceeded performance goals during the period covered by the restatement and will, to the extent practicable and in the best interests of stockholders, instruct, Green Dot to seek to recover or cancel such incentive-based compensation from the executive officers and such other employees to the extent that performance goals would not have been met under such restated financial result. The compensation plans or programs covered under this policy include, without limitation, our annual executive officer incentive bonus plan and the 2010 Equity Incentive Plan. The Compensation Committee's actions under the policy may include requiring repayment or return ("claw-back") of previously awarded equity-based incentive compensation and/or repayment of previously paid cash compensation to a participant under such plans and programs or reduction of future payments to the participant.
Listening to Our Stockholders. We take our accountability to stockholders very seriously. Since last year's annual meeting of stockholders, we met with or have spoken to a majority of our top institutional investors representing approximately 50% of our outstanding shares to discuss, among other matters, our executive compensation program and our governance practices. From this engagement, we learned that, in addition to being encouraged by our financial performance in 2016, many investors are supportive of the changes we made (or proposed to make) to our executive compensation program and governance practices in 2016, including adoption of majority voting in uncontested director elections, adoption of “proxy access,” separation of Board Chair and CEO and approval of a proposal to amend our certificate of incorporation to declassify our Board of Directors.

2017 Compensation Decisions
The decisions made for the compensation program in 2017 were approved by our Compensation Committee and are described in the table below.

Compensation Element	Decision for 2017
General	Except for base salary, our NEOs' executive compensation package continues to be 100% performance-based.

Base Salary	No changes.
• Our Compensation Committee believes that our NEOs' annual base salaries are currently competitive and do not need to be adjusted.

Annual Cash Incentive	No changes (other than resetting performance goal/payout curve)
• Our Compensation Committee believes that our NEOs' annual cash incentive opportunity are currently competitive and do not need to be adjusted.

Long-term Incentive	No changes (other than resetting the performance goal/payout curve)
•
For the second consecutive year, our NEOs received 100% of their long-term incentive equity awards in the form of performance-based restricted stock units (“PRSUs”) because our Compensation Committee believed the applicable structure continued to provide appropriate incentives and maintains a strong emphasis on pay for performance under our executive compensation program.

• None of the earnings under our NEOs’ equity awards are guaranteed until after the applicable performance period has been completed.
• We granted no other equity awards to our NEOs for 2017.

Executive Compensation Governance Components
General Approach
Our Compensation Committee considers a variety of factors when setting and evaluating executive officer pay levels, including: tenure, experience, institutional knowledge, retention risk, marketability, replacement cost, leadership skills, and job performance. In addition, the Compensation Committee utilizes competitive market data as a reference point and not as a determinative factor for structuring and determining the amount of compensation to be awarded to our executive officers.
From time to time, special business conditions may warrant additional compensation, such as sign-on bonuses, or equity awards in connection with promotions or in recognition of significant accomplishments, to attract, retain or motivate executive officers. In these situations, we consider our business needs and the potential costs and benefits of special rewards.
Compensation Committee Decision Process
Our Compensation Committee oversees the compensation of our NEOs and our executive compensation programs and initiatives. Our Compensation Committee typically reviews executive officer compensation (including base salary, short-term incentives and long-term incentives), in the first half of each fiscal year, in order to understand competitive market compensation levels and practices based on the most recently completed year. In connection with this review, our Compensation Committee considers any input it may receive from our CEO in evaluating the performance of each executive officer and sets each executive officer's total target direct compensation for the current year based on this review and the other factors described below. We pay cash incentive awards under our Executive Officer Incentive Plan, which is designed to compensate our NEOs for their contribution to achieving financial goals contained in our company financial plan, as explained in further detail below. Authority to make equity award grants to our NEOs currently rests with our Compensation Committee.

We have based most, if not all, of our prior compensation determinations, including those made for 2016, on a variety of factors, including our performance, our financial condition and available resources, individual performance, our need for a particular position to be filled and the recommendations of our CEO (other than with respect to his own compensation). As discussed under “Role of Compensation Consultant” below, for 2016, the Compensation Committee engaged a compensation consultant and once again conducted a formal benchmarking review. In establishing compensation for executive officers other than our CEO, our Compensation Committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our NEOs are typically made solely by our Compensation Committee.
Role of Compensation Consultant
The Compensation Committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to the Compensation Committee. The Committee has sole authority to retain and terminate the independent compensation consultant. At the Committee's discretion, the independent compensation consultant:

•	attends Committee meetings;

•	assists the Committee in determining peer companies and evaluating compensation proposals;

•	assists with the design of incentive compensation programs; and

•	conducts compensation-related research.
Our Compensation Committee retained Deloitte Consulting LLP ("Deloitte Consulting"), to help in the selection of an appropriate peer group for executive compensation benchmarking purposes, review the company's executive compensation programs, assist our Compensation Committee in designing its executive compensation program and provide the Committee an understanding in executive compensation trends. For 2016, our Compensation Committee did not make any changes to the peer groups it established in 2014 and used in 2015, based on input from Deloitte Consulting. The primary peer group used to inform our Compensation Committee of pay levels and practices most relevant for the labor market in which Green Dot competes included:

Blackhawk Network Holdings, Inc.	EZCORP, Inc.	Regional Management Corp.
Cardtronics, Inc.	Everi Holdings, Inc.*	WEX, Inc.
Cash America International, Inc.	Heartland Payment Systems, Inc.	World Acceptance Corp.
Cass Information Systems, Inc.	Jack Henry & Associates, Inc.
Euronet Worldwide, Inc.	MoneyGram International, Inc.
*Formerly named Global Cash Access Holdings, Inc.
In September 2016, our Compensation Committee removed Heartland Payment Systems, Inc. from the primary peer group due to its acquisition by Global Payments Inc.
Our Compensation Committee also uses a secondary peer group to monitor for pay practice insights and trends, but not for purposes of benchmarking compensation levels. This group consists of the thirteen companies above, as well as three larger companies in the U.S. payment processor industry: Western Union, Global Payments and Total System Services.
Deloitte Consulting conducted a compensation benchmarking study to assist our Compensation Committee with understanding competitive pay levels and design practices. While our Compensation Committee generally considers market data when determining the competitiveness of the executive compensation program, as discussed above, and generally evaluates competitiveness with reference to the 50th percentile of total direct compensation paid to comparable executives within the primary peer group, it uses the findings as a reference point and does not target individual pay elements at a specific percentile.
Risk Considerations
We believe that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:

•	a balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);

•	a mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;

•	cash and equity incentives solely based on achieving company performance objective of annual revenue and subject to our “claw-back” right under certain circumstances;

•	maximum award limits for annual cash incentives and PRSUs;

•	stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and

•	general alignment with prevalent low-risk pay practices.
Our Compensation Committee has assessed our compensation philosophy and objectives and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Compensation Committee Report
The information contained in the following report of Green Dot's Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into Green Dot's annual report on Form 10-K for the year ended December 31, 2016.
Submitted by the Compensation Committee
George T. Shaheen, Chair
Kenneth C. Aldrich
William I. Jacobs (member since June 2016)

Compensation Committee Interlocks and Insider Participation
In 2016, the members of our Compensation Committee were Kenneth C. Aldrich and George T. Shaheen for the entire year, Timothy R. Greenleaf, Michael J. Moritz through May 22, 2016 and William I. Jacobs since June 23, 2016. None of the members of our Compensation Committee in 2016 was at any time during 2016 or at any other time an officer or employee of Green Dot or any of its subsidiaries, and none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. None of Green Dot's executive officers has served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during 2016.
Executive Compensation Tables
The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, our three other most highly compensated NEOs serving as such at December 31, 2016 and two additional individuals for whom disclosure would have been required had he continued serving as an executive officer through December 31, 2016.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Steven W. Streit	2016	666,000	—	2,930,752	(3)	—	879,120		—		4,475,872
President and Chief Executive Officer	2015	666,000	—	1,859,334		—	472,194		—		2,997,528
	2014	580,615	—	2,269,982		—	606,060		3,749		3,460,406

Mark L. Shifke	2016	450,000	—	3,874,980	(3)(4)	—	594,000		—		4,918,980
Chief Financial Officer	2015	450,000	—	2,353,679	(5)	—	319,050		—		3,122,729

Mary J. Dent	2016	146,667	—	1,450,000	(3)	—	193,600	(6)	197,911	(7)	1,988,178
Chief Executive Officer, Green Dot Bank

John C. Ricci	2016	370,800	—	824,996	(3)	—	318,146		4,865		1,518,807
General Counsel and Secretary	2015	370,800	—	553,380		—	131,449		4,152		1,059,781
	2014	362,492	—	559,998		—	168,714		3,332		1,094,536

Kuan Archer	2016	440,000	—	624,996	(3)(8)	—	464,640		592		1,530,228
Chief Operating Officer	2015	440,000	—	1,364,841	(9)	—	249,568		3,823		2,058,232

Konstantinos Sgoutas	2016	440,000	—	774,974	(3)	—	580,800		4,500		1,800,274
Former Chief Revenue Officer	2015	440,000	—	1,592,000		—	311,960		3,720		2,347,680
	2014	390,000	—	969,994		—	400,400		3,397		1,763,791

Lewis B. Goodwin	2016	360,000	—	839,982	(3)	—	332,640		4,716		1,537,338
Former Chief Executive Officer, Green Dot Bank	2015	360,000	—	671,962		—	178,668		4,024		1,214,654
	2014	313,846	—	679,992		—	229,320		3,202		1,226,360
_____________

(1)
The amounts in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of restricted stock units during the applicable period, as discussed in note 12 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2016. The grant date fair value is calculated using the estimated fair value of our common stock, as determined by our Board of Directors on the date of the award.

(2)
Except as noted otherwise, the amounts in this column represent total performance-based bonuses under our 2016, 2015 and 2014 Executive Officer Incentive Bonus Plans earned for services rendered in the applicable period. See the “Grants of Plan-Based Awards - 2016” table below for information on awards made under our 2016 Executive Officer Incentive Bonus Plan.

(3)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of PRSUs awarded during the applicable period. The performance conditions for Mr. Streit's PRSUs differed from those for the PRSUs granted to other NEOs, resulting in the application of different methodologies to determine the grant date fair value for each award in accordance with FASB ASC Topic 718. The PRSUs awarded to Mr. Streit are based on a three-year performance period from January 1, 2016 to December 31, 2018 for the 2016 PRSUs and from January 1,

2015 to December 31, 2017 for the 2015 PRSUs. 0% to 150% of the target shares are eligible to be earned at the end of the performance period depending on the total shareholder return ("TSR") achieved relative to the companies comprising the S&P SmallCap 600 index. In our view, the TSR performance condition of Mr. Streit's award constitutes a "market condition" under FASB ASC Topic 718 because the vesting is tied to a calculated stock return and therefore, his PRSU constitutes a performance grant with market conditions under Topic 718. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related component, or the TSR, for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation option pricing model (“Monte Carlo model”) on the date the PRSUs were awarded. The PRSUs awarded to the other NEOs are based on achieving the applicable goal thereunder. In our view, the non-GAAP EPS-based condition of these PRSU do not constitute a "market condition" under FASB ASC Topic 718. Accordingly, unlike Mr. Streit's award, the Monte Carlo model does not apply to the PRSU for our other NEOs. Instead, we determined the fair value of these awards based on the grant date fair value of our Class A common stock consistent with FASB ASC Topic 718.

The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 pertaining to the market-related component or the TSR for the award to Mr. Streit, and significant inputs and assumptions used in the Monte Carlo model determined upon grant in 2016. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related TSR component for the entire three-year performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model. Also set forth is the grant date fair value for the performance-related component of the award to our other NEOs (i) based upon the probable outcome of the performance-related component as of the grant date, and (ii) based upon achieving the maximum level of performance under the performance-related component as of the grant date. While the PRSUs for both Mr. Streit and other NEOs (other than Ms. Dent) have the same grant date, the grant date fair value of each award differs on a per share basis because they were derived under different fair value methodologies consistent with FASB ASC Topic 718.

Name	Fiscal Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market-Related Component Grant Date Fair Value ($)	Grant Date	Grant Date Fair Value ($)	Volatility (%)	Risk-Free Interest Rate (5)
Steven W. Streit	2016	—	—	2,930,752	03/25/16	29.54	43.96%	1.09%
	2015	—	—	1,859,300	03/31/15	13.04	48.43%	0.88%
Mark L. Shifke	2016	874,983	1,049,980	—	03/25/16	—	—	—
Mary J. Dent	2016	1,450,000	1,740,000	—	08/31/16	—	—	—
John C. Ricci	2016	824,996	989,995	—	03/25/16	—	—	—
Kuan Archer	2016	624,996	749,995	—	03/25/16	—	—	—
Konstantinos Sgoutas	2016	774,974	929,969	—	03/25/16	—	—	—
	2015	—	1,592,000	—	03/31/15	—	—	—
Lewis B. Goodwin	2016	839,982	1,007,978	—	03/25/16	—	—	—

(4)
Includes the grant date fair value of $2,999,997 for 145,208 RSUs granted in February 2016, subject to time-based vesting conditions, due to commitments made to Mr. Shifke prior to his becoming an executive officer in May 2015. For information on the equity awards to our CFO and the reasons therefor, please see "Executive Compensation--Compensation Discussion and Analysis—Elements of Compensation--Executive Compensation Decisions for the 2016 Performance Year--Long-Term Equity-Based Awards" above.

(5)
Includes the grant date fair value of $2,034,000 for 100,000 RSUs that were granted on January 2, 2015, while Mr. Shifke was not an executive officer, to reward his efforts in 2014 to complete our acquisition of TPG and the related financing in October 2014, as well as to serve our retention goals and further align his interests with those of our stockholders.

(6)
According to Ms. Dent’s offer letter, dated August 31, 2016, her 2016 bonus was based on her impact on both quantitative and qualitative results across five performance goals in the following key areas: financial and operational goals for her area of responsibility and the entire company and regulatory approval milestones. Under this plan, Ms. Dent was eligible to earn up to $146,667 (prorated from $440,000) based on achievement of these goals, each of which was weighted equally.

(7)
Includes grant date fair value of $104,978 for 4,672 RSUs granted in 2016 and the payment of $91,875 in director fees in connection with Ms. Dent’s service as a member of our Board of Directors through August 2016.

(8)
In September 2016, upon our CEO's recommendation, our Compensation Committee granted 125,000 at-target PRSUs to our COO for retention purposes. This award will be earned, if at all, based upon year-over-year growth in non-GAAP diluted earnings per share over a one-year performance period (2017). This table does not reflect any value of award due to the fact that no performance goal was set in 2016 and thus no grant date fair value could be established for the award in 2016 in accordance with FASB ASC Topic 718. As a result, the amounts reported in the table above may understate our COO’s compensation for 2016 because they do not include any value for this award. For information on the equity award to our COO, please see “Executive Compensation--Compensation Discussion and Analysis—Elements of Compensation--Executive Compensation Decisions for the 2016 Performance Year--Long-Term Equity-Based Awards" above.

(9)	Includes the grant date fair value of $1,017,000 for 50,000 RSUs that were granted in 2015 in connection with Mr. Archer's promotion to Chief Operating Officer as of January 1, 2015.

The following table provides information with regard to potential cash bonuses paid or payable for the year ended December 31, 2016 under our performance-based, non-equity incentive plan, and with regard to each stock-based award granted to a NEO during 2016.
Grants of Plan-Based Awards - 2016

								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Shares Underlying Option Awards (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(2)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Steven W. Streit	(1)	333,000	666,000	999,000
	03/25/16				49,606	99,213	148,819	—		—	—	2,930,752
Mark L. Shifke	(1)	225,000	450,000	675,000
	02/29/16							145,208	(5)	—	—	2,999,997
	03/25/16				15,297	30,594	45,891	—		—	—	874,983
Mary J. Dent	(6)	—	146,667	146,667
	05/23/16							4,672	(7)	—	—	104,978
	08/31/16				25,000	50,000	75,000	—		—	—	1,450,000
John C. Ricci	(1)	120,510	241,020	361,530
	03/25/16				14,423	28,846	43,269	—		—	—	824,996
Kuan Archer	(1)	176,000	352,000	528,000
	03/25/16				10,926	21,853	32,779	—		—	—	624,996
Konstantinos Sgoutas*	(1)	220,000	440,000	660,000
	03/31/16				13,548	27,097	40,646	—		—	—	774,974
Lewis B. Goodwin**	(1)	126,000	252,000	378,000
	05/27/16				14,685	29,370	44,055	—		—	—	839,982
_____________

*	Ceased serving as our CRO in November 2016.

**	Ceased serving as CEO of Green Dot Bank in August 2016.

(1)
Represents possible cash incentive awards under our 2016 Executive Officer Incentive Bonus Plan upon our achievement of annual revenue goal. Actual awards are equal to the executive officers' target bonus multiplied by a percentage (which may be more or less than 100% but shall not exceed 150%) that varies depending upon achievement of the company performance goal (i.e., annual revenue). Under the terms of the plan, the actual award could range from 50% of the NEOs' target bonus amounts if the company performance goal is achieved at the 96.1% level, to 150% of those amounts if the company performance goal is achieved at the 104.1% level, with the potential for an incrementally larger or smaller actual award within the range based on higher or lower levels of achievement, respectively. Bonuses are payable at the end of the annual performance period.

(2)
Represents awards of PRSUs. The shares underlying these awards will vest, if earned, at the end of the applicable performance period. For additional detail on the grant date fair value of the PRSUs, see footnote 3 to the Summary Compensation Table above.

(3)
In September 2016, upon our CEO's recommendation, our Compensation Committee granted 125,000 at-target PRSUs to our COO for retention purposes. This award will be earned, if at all, based upon year-over-year growth in non-GAAP diluted earnings per share over a one-year performance period (2017). The table does not reflect any value of this award due to the fact that no performance goal was set for it in 2016 and thus no grant date fair value could be established for the award in 2016 in accordance with FASB ASC Topic 718. As a result, the amounts reported in the table above may understate our COO’s compensation for 2016 because they do not include any value for this award.

(4)	For additional detail on the grant date fair value of stock awards, see footnotes 1 and 2 to the "Summary Compensation Table" above.

(5)
Represents RSUs that were granted in February 2016, subject to time-based vesting conditions, due to commitments made to Mr. Shifke prior to his becoming an executive officer in May 2015. As discussed in detail in the CD&A, this award relates to prior year performance: revenue contribution in 2015 from acquisitions completed since the beginning of 2014 (excluding Green Dot's acquisition of TPG). This commitment did not provide for threshold or target payouts for 2015, but was subject to a maximum payout equal to a grant date fair value of $3,000,000. The shares underlying these awards vest in four equal annual installments on the anniversary of the grant date pursuant to the terms of our 2010 Equity Incentive Plan. For information on the equity awards to our CFO and the reasons therefor, please see “Executive Compensation--Compensation Discussion and Analysis—Elements of Compensation--Executive Compensation Decisions for the 2016 Performance Year--Long-Term Equity-Based Awards" above.

(6)
According to Ms. Dent’s offer letter, dated August 31, 2016, her 2016 bonus was based on her impact on both quantitative and qualitative results across five performance goals in the following key areas: financial and operational goals for her area of responsibility and the entire company and regulatory approval milestones. Under this plan, Ms. Dent was eligible to earn up to $146,667 (prorated from $440,000) based on achievement of these goals, each of which was weighted equally.

(7)	Excludes 4,672 RSUs granted in 2016 in connection with Ms. Dent’s service as a member of our Board of Directors through August 2016.
The following table provides information regarding each unexercised stock option or unvested stock awards held by our NEOs as of December 31, 2016.
Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Steven W. Streit	200,000	—	4.64	02/15/18
	400,000	—	20.01	11/12/19
	47,000	—	45.31	04/01/21
					50,000		1,304,000
					54,804		1,134,991
									142,587	(4)	2,269,985	(4)
									99,213		2,269,993

Mark L. Shifke	33,593	3,907	18.56	05/08/20
	19,380	—	12.75	10/01/22
					2,500		65,200
					20,000		386,600
					75,000		1,525,500
					15,921		239,770
					145,208		2,999,997
					38,242	(5)	874,989	(5)

Mary J. Dent					62,500	(5)	1,450,000	(5)

John C. Ricci	9,611	—	10.75	12/11/18
	100,000	—	20.01	11/12/19
	9,000	—	45.31	04/01/21
	43,000	—	12.75	10/01/22
	22,916	2,084	16.34	04/03/23
					1,875		30,638
					2,500		65,200
					13,520		279,999
					27,559		415,039
					36,056	(5)	824,995	(5)

Kuan Archer	34,375	—	10.5	11/01/22	7,500		195,600
	35,938	6,250	16.34	04/03/23	10,000		195,400
					25,000		483,250
					37,500		762,750
					17,323		260,884
					27,314	(5)	624,996	(5)
									125,000	(6)		(6)

Konstantinos Sgoutas*	25,000	—	31.61	06/20/21
	6,333	—	33.55	12/01/21
	100,000	—	28.46	02/02/22
	45,000	—	32.36	03/02/22
	1,563	6,250	12.75	10/01/22
	521	2,084	16.34	04/03/23
					2,500		65,200
					23,419		485,007
									33,333	(7)	707,559	(7)
					33,869	(5)	774,974	(5)

Lewis B. Goodwin**	21,875	—	25	02/04/20
	—	2,084	16.34	04/03/23
					2,500		40,850
					1,250		32,600
					16,417		339,996
					33,465		503,983
					36,710	(5)	824,995	(5)
____________

*	Ceased serving as our CRO in November 2016.

**	Ceased serving as CEO of Green Dot Bank in August 2016.

(1)
All options vest as to 25% of the shares of common stock underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years.

(2)
For awards granted prior to our initial public offering in July 2010, represents the fair market value of a share of our common stock, as determined by our Board of Directors, on the option's grant date. Please see “Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Employee Stock-Based Compensation” of our annual report on Form 10-K for the year ended December 31, 2015 for a discussion of how we have valued our common stock.

(3)	Represents awards of RSUs. The shares underlying these awards vest in four equal annual installments on the anniversary of the grant date.

(4)
Vests on or about March 15, 2018, based on Green Dot's TSR relative to the S&P SmallCap 600 index over the period starting January 1, 2015 through December 31, 2017. The number of shares and the payout value for the PRSUs reflect the target potential payout since Green Dot's relative TSR performance for the period of January 1, 2015 through December 31, 2015 exceeded the threshold level but not the target level. The target potential payout represents 100% of the target number of PRSUs. The PRSU is subject to the Compensation Committee's negative discretion when approving the settlement thereof.

(5)
Represents shares earned under 2016 PRSUs based on our performance through the end of the one-year performance period. 25% of the shares vested on March 8, 2017 upon certification of the non-GAAP EPS goals under the 2016 PRSUs by the Compensation Committee, with the remainder to vest in three equal annual installments on each December 31 thereafter.

(6)
Vests based on, and subject to further adjustment as a result of, the achievement of a non-GAAP EPS goal pre-established by our Compensation Committee at the beginning of 2017. The number of shares and the payout value for 2017 PRSUs reflect the target potential payout which represents 150% of the target number of PRSUs. Each PRSU is subject to the Compensation Committee’s certification when approving the settlement thereof.  25% of these shares vest upon certification of achievement of the non-GAAP EPS goal by the Compensation Committee in 2018 with the remainder vesting in three equal annual installments on each December 31 thereafter.

(7)
Half of the award vests on or about March 15, 2017 and the balance vests on March 15, 2018, in each case based on Green Dot's achievement of annual revenue milestones set forth in the PRSU over the period starting January 1, 2016 through the December 31, 2017. The number of shares and the payout value for the PRSUs reflect the threshold potential payout since Green Dot's performance for the period of January 1, 2015 through December 31, 2015 did not exceed the threshold. The threshold potential payout represents 50% of the target number of PRSUs. The PRSU is subject to the Compensation Committee's negative discretion when approving the settlement thereof.

The following table provides information concerning each exercise of stock options by, and each vesting of stock awards for, each of our NEOs during the year ended December 31, 2016.

Option Exercises and Stock Vested - 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven W. Streit	—	—	77,402	1,784,890
Mark L. Shifke	—	—	45,148	873,144
Mary J. Dent*	—	—	8,205	185,207
John C. Ricci	86,153	110,761	20,321	461,002
Kuan Archer	—	—	43,274	912,483
Konstantinos Sgoutas**	131,850	1,086,902	14,209	327,660
Lewis B. Goodwin***	108,916	1,113,497	23,113	523,793
____________
*    Incudes RSUs awarded for service as Board Member.
**    Ceased serving as our CRO in November 2016.
***     Ceased serving as CEO of Green Dot Bank in August 2016.
Employment Agreements, Offer Letters and Arrangements
The company does not maintain any employment agreements with its NEOs. All NEOs are employed at will and may be terminated at any time, with or without formal cause.
Steven W. Streit. Mr. Streit's current annual base salary is $666,000, and his maximum bonus under our 2017 Executive Officer Incentive Bonus Plan is $999,000. As discussed in “Severance and Change of Control Agreements” below, if we terminate Mr. Streit without cause or for good reason (each as defined in his employment agreement), he has agreed to provide advisory services to us for a 24-month period for which we would be entitled to, in the aggregate, (x) a cash payments of two years for his then-current annual base salary and on-target bonus opportunity; (y) reimbursement of COBRA premiums for a 18-month period after such termination date; and (z) acceleration of the unvested portion of his then-outstanding equity awards.
Mark L. Shifke. Mr. Shifke's current annual base salary is $450,000, and his maximum bonus under our 2017 Executive Officer Incentive Bonus Plan is $675,000. As discussed in "Severance and Change of Control Agreements" below, if we terminate Mr. Shifke without cause (as defined in the standard form of severance agreement we entered into with our executive officers in connection with our initial public offering), we have agreed to fully accelerate certain of his equity awards.
Mary J. Dent. Ms. Dent's current annual base salary is $440,000, and her maximum bonus under our 2017 Executive Officer Incentive Bonus Plan is $528.000. As discussed in "Severance and Change of Control Agreements" below, if we terminate Ms. Dent without cause (as defined in her offer letter agreement), we have agreed to pay her six months of her then-current annual base salary.
John C. Ricci. Mr. Ricci's current annual base salary is $$370,800, and his maximum bonus under our 2017 Executive Officer Incentive Bonus Plan is $361,530. As discussed in "Severance and Change of Control Agreements" below, if we terminate Mr. Ricci without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.
Kuan Archer. Mr. Archer's current annual base salary is $440,000, and his maximum bonus under our 2017 Executive Officer Incentive Bonus Plan is $528,000.
Severance and Change of Control Agreements
Steven W. Streit. Under the terms of our employment agreement with Mr. Streit and the surviving terms of his prior severance arrangement, if he is terminated without cause (as defined in the employment agreement) or he resigns for good reason (as defined in the employment agreement), then the employment agreement will terminate and we will enter into an advisory agreement with Mr. Streit, pursuant to which Mr. Streit will continue to provide advisory services as an independent contractor to us for a period of two years. In the event of such a qualifying termination, assuming he complies with the terms of the employment agreement, he will receive a monthly fee based on his total annual cash compensation (annual base salary and annual target bonus) as of immediately prior to execution of the employment agreement or as of immediately prior to his termination of employment, whichever is greater, divided by 12. Mr. Streit would also receive continued payment of the applicable COBRA premiums for himself and his eligible dependents for 18 months following termination of his employment. If we terminate his services under the advisory agreement prior to the end of the two-year period for any reason, he will receive payment of (i) any then-unearned portion of the monthly fee payable with respect to the balance of the two-year period following his termination of employment and (ii) the COBRA premiums payable with respect to the balance of the 18-month period following his termination of employment. Additionally, in the event of a qualifying termination, Mr. Streit will receive (a) vesting acceleration of all then-unvested shares subject to his outstanding and unvested equity awards that are subject to time-based vesting conditions and (b) vesting acceleration of a prorated portion of performance-based equity awards based on the actual achievement of applicable performance goals or factors set forth in the applicable agreement evidencing Mr. Streit’s performance-based awards through his termination or, if the applicable performance period ends prior to his termination, through the end of such performance period. The foregoing benefits are conditioned on his delivery of a release of claims in favor of us.
The following table summarizes the value of the payouts Mr. Streit would have been entitled to receive assuming a qualifying termination as of December 31, 2016. Acceleration values are based upon the closing price for a share of our Class A common stock of $23.55 on December 30, 2016, the last trading day of 2016.

Conditions	Severance Pay	COBRA Premiums	Accelerated RSU Vesting	Accelerated PRSU Vesting
Termination without Cause or Resignation for Good Cause	$2,664,000	$63,000	$2,468,134	$5,694,390
Equity Compensation Plan Information
Mary J. Dent. Under our offer letter with Mary J. Dent, we have agreed, if we terminate her employment without cause (as defined in her offer letter), to pay her six months of her then-current salary. The following table summarizes the cash severance amount Ms. Dent would have been entitled to receive assuming a qualifying termination as of December 31, 2016.

Condition	Severance Amount ($)
Termination without Cause	220,000
John C. Ricci. Under our severance agreement with John C. Ricci, we have agreed, if we terminate his employment without cause (as defined in his severance agreement), to pay him six months of his then-current salary and to accelerate fully the vesting of all unvested shares underlying his then-outstanding equity awards. The following table summarizes the cash severance amount and the value of the acceleration payout Mr. Ricci would have been entitled to receive assuming a qualifying termination as of December 31, 2016. Acceleration values are based upon the closing price for a share of our Class A common stock of $23.55 on December 30, 2016, the last trading day of 2016.

Condition	Severance Amount ($)	Accelerated Restricted Stock Units ($)
Termination without Cause	185,400	1,070,442
Mark L. Shifke. Our Board of Directors approved fully accelerating the vesting of all unvested shares underlying certain of Mark L. Shifke’s then-outstanding equity awards if we terminate his employment without cause (as defined in the standard form of severance agreement we entered into with our executive officers in connection with our initial public offering),. The following table summarizes the value of the acceleration payout Mr. Shifke would have been entitled to receive assuming a qualifying termination as of December 31, 2016. Acceleration values are based upon the closing price for a share of our Class A common stock of $23.55 on December 30, 2016, the last trading day of 2016.

Condition	Accelerated Restricted Stock Units ($)
Termination without Cause	6,090,713
Change in Control Arrangements. In 2015, we adopted a Corporate Transaction Policy pursuant to which all our employees, including our named executive officers, are entitled to 100% acceleration of vesting of all of their outstanding and unvested equity awards in the event of qualifying termination in connection with a change in control of our company (i.e., "double-trigger" acceleration). For purposes of the policy, any outstanding and unvested performance-based equity awards will accelerate at "target" or if no target is specified, any and all outstanding shares still subject to the award will accelerate. Values are based upon the closing price for a share of our Class A common stock of $23.55 on December 30, 2016, the last trading day of 2016.

Name	Accelerated Restricted Stock Units ($)
Steven W. Streit	8,162,524
Mark L. Shifke	6,811,202
Mary J. Dent	1,177,500
John C. Ricci	1,749,765
Kuan Archer	2,806,595
Konstantinos Sgoutas*	2,818,535
Lewis B. Goodwin**	1,954,697
____________

*	Ceased serving as our CRO in November 2016.

**	Ceased serving as CEO of Green Dot Bank in August 2016.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2016 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” or Proposal No. 1, "Election of Directors - Director Compensation," above.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our Audit Committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our Audit Committee pursuant to the policy:

•	employment by us of an executive officer if:

•	the related compensation is required to be reported in our proxy statement, or

•
the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our Compensation Committee approved or recommended that our Board of Directors approve the compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

•	any transaction where the related person's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro-rata basis;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;

•	any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than as an executive officer);

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;

•	any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	ordinary course business travel expenses, advances and reimbursements; and

•	any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our Board of Directors.
Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our Audit Committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures, and reported to the Audit Committee. The Audit Committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of Green Dot's Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Green Dot's management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot's annual report on Form 10-K for the year ended December 31, 2016. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Green Dot.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Green Dot's annual report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
J. Chris Brewster, Chair
Saturnino Fanlo
George T. Shaheen

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
 Green Dot's bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Corporate Secretary.
 To be timely for the 2018 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on February [ ], 2018 and not later than 5:00 p.m. Pacific Time on March [ ], 2018. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot's bylaws.
 Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot's 2018 annual meeting must be received by the company not later than December [ ], 2017 in order to be considered for inclusion in Green Dot's proxy materials for that meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires Green Dot's directors, executive officers and any persons who own more than 10% of Green Dot's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Green Dot with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Green Dot and written representations from the directors and executive officers, Green Dot believes that [all] Section 16(a) filing requirements were timely met in 2016.
Available Information
Green Dot will mail without charge, upon written request, a copy of Green Dot's annual report on Form 10-K for the year ended December 31, 2016, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Green Dot Corporation
3465 East Foothill Blvd
Pasadena, CA 91107
Attn: Investor Relations

The Annual Report is also available at http://ir.greendot.com, by clicking on "Annual Reports," under "Financial Information".
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Green Dot will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot's Investor Relations department at 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Investor Relations, telephone number (626) 765-2427.

Any stockholders who share the same address and currently receive multiple copies of Green Dot's Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot's Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A
PROPOSED AMENDMENTS TO SECTIONS 3, 4 AND 5 OF ARTICLE VII
OF THE
TENTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

3. ~~Classified Board. S~~Board Terms. Prior to the 2017 annual meeting of stockholders and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances ~~and to the provisions for quasi-California corporations that are set forth in Section 2115 of the California Corporations Code~~, the directors shall be divided, with respect to the time for which they severally hold office, into three classes ~~designated as Class I, Class II and Class III, respectively (the “Classified Board”). The Board of Directors may assign members of the Board of Directors already in office to such classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the closing of the Initial Public Offering, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders following the closing of the Initial Public Offering, directors elected to succeed those directors of the class whose terms then expire~~. Commencing with the 2017 annual meeting of stockholders, each director elected at and after the 2017 annual meeting of stockholders (other than directors elected by one or more series of Preferred Stock under specified circumstances) shall be elected for a term ~~of office to~~ expir~~e~~ing at the ~~third~~next succeeding annual meeting of stockholders ~~after their election~~; provided however, that any director elected or appointed prior to the 2017 annual meeting of stockholders shall complete the term to which such director has been elected or appointed. The term for each director elected at the 2014 annual meeting of stockholders shall expire at the 2017 annual meeting of stockholders, the term for each director elected at the 2015 annual meeting of stockholders shall expire at the 2018 annual meeting of stockholders, and the term for each director elected at the 2016 annual meeting of stockholders shall expire at the 2019 annual meeting of stockholders. The division of directors into classes shall terminate at the 2019 annual meeting of stockholders.
4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Bylaws of the Corporation. Subject to the rights of the holders of any series of Preferred Stock, ~~no director may be removed except for cause, and directors may be removed for~~directors serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class may be removed only for cause, and all other directors may be removed either for or without cause, and directors may be removed for or without cause only by the affirmative vote of the holders a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon~~generally in the election of directors, voting together as a single class~~.
5. Board Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (a) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director chosen in accordance with the preceding sentence at any time after the 2017 annual meeting of stockholders shall hold office for a term expiring at the next succeeding annual meeting of stockholders ~~at which the term of office of the class to which the director has been assigned expires or~~and shall serve until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Green Dot Annual Stockholder Meeting
Green Dot Corporation Corporate Headquarters
Directions to the Green Dot Corporation Corporate Headquarters
3465 E. Foothill Blvd., Pasadena, California 91107
Tel: (626) 765-2000
From 134 East:
Take the 134 East. Merge onto the 210 East. Take exit 29B for Sierra Madre Villa Avenue towards Madre Street. Turn left onto Sierra Madre Villa Avenue. Turn right onto E. Foothill Blvd. Office will be located on the left.
From 605 North:
Take the 605 North. Take exit 27B on the left to merge onto 210 West/Foothill Fwy towards Pasadena. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.
From 210 West:
Take the 210 West. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.

GREEN DOT CORPORATION

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

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Proxy Card for 2017 Annual Meeting of Stockholders

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The board of directors recommends a vote FOR all the nominees listed in Proposal 2, a vote FOR Proposals 1, 3, 4 and 6 and a vote "1 year" for Proposal 5.

	For	Against	Abstain
1. Approval of amendments to Green Dot's certificate of incorporation to declassify the Board of Directors and make other related changes.	☐	☐	☐
2. Election of Directors:			
Nominees: 01 - J. Chris Brewster	☐	☐	☐
02 - Rajeev V. Date	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017.	☐	☐	☐
4. Advisory approval of executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
6. Approval of amendments to Green Dot's 2010 Equity Incentive Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and the 2016 Annual Report for Green Dot Corporation are available at http://www.envisionreports.com/GDOT.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

GREEN DOT CORPORATION

The undersigned hereby appoints Steven W. Streit, Mark L. Shifke and John C. Ricci and each of them, as proxies of the undersigned, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote all the shares of Class A Common Stock of Green Dot Corporation that the undersigned is entitled to vote, as specified on the opposite side of this Proxy, at the 2017 Annual Meeting of Stockholders of Green Dot Corporation to be held at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California 91107, on May 25, 2017 at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECOR LISTED IN PROPOSAL 2, VOTED FOR PROPOSALS 1, 3, 4 AND 6 AND VOTED "1 YEAR" FOR PROPOSAL 5.

ON THE OPPOSITE SIDE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN
As Adopted June 4, 2010
And as Thereafter Amended

1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.    SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof 12,720,4171 Shares are available for grant and issuance under the Plan.
2.2    Lapsed, Returned Awards. Except as otherwise may be provided for herein, Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. The full number of Shares subject to a SAR granted under the Plan that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such SAR. Shares used to pay the exercise price of an Award, to satisfy the tax withholding obligations related to an Award and Shares repurchased on the open market with the proceeds of an Option exercise will not become available for future grant or sale under the Plan. The Shares available for issuance under the Plan may be authorized and issued Shares or treasury Shares. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4    Limitations. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.5    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors pursuant to Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
3.    ELIGIBILITY AND MINIMUM VESTING. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new

1 Adjusted to reflect (i) the authorization of 1,255,571, 1,063,248, 1,079,831 and 1,131,821additional Shares as of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, respectively, pursuant to Section 2.4 of the Plan prior to its amendment in May 2014; (ii) the authorization of 3,400,000 Shares for issuance under the Plan approved by the Company's stockholders in May 2014; and (iii) the authorization of 2,790,000 additional Shares for issuance under the Plan approved by the Company’s stockholders in May 2017.

Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment. All Awards granted under the Plan after the Company’s 2017 Annual Meeting of Stockholders must be subject to a minimum one year vesting period; provided, however, that such requirement shall not prevent the acceleration of vesting pursuant to Sections 4 and 21 hereof or under policies or contracts that provide for acceleration of vesting in connection with a Corporate Transaction or termination of employment or services.
4.    ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(a)    construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
(b)    prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
(c)    select persons to receive Awards;
(d)    determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(e)    determine the number of Shares or other consideration subject to Awards;
(f)    determine the Fair Market Value in good faith, if necessary;
(g)    determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
(h)    grant waivers of Plan or Award conditions;
(i)    determine the vesting, exercisability and payment of Awards;
(j)    correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(k)    determine whether an Award has been earned;
(l)    determine the terms and conditions of any, and to institute any Exchange Program;
(m)    reduce or waive any criteria with respect to Performance Factors;
(n)    adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and
(o)    make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3    Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
4.4    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.    OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3    Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
5.5    Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the

Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6    Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
(a)    If the Participant is Terminated for any reason except for the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(b)    If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(c)    If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10    No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.    RESTRICTED STOCK AWARDS.
6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, the Award Agreement and in accordance with any procedures established by the Company.
6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
7.    STOCK BONUS AWARDS.
7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8.    STOCK APPRECIATION RIGHTS.
8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.    RESTRICTED STOCK UNITS.
9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.    PERFORMANCE SHARES.
10.1    Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.
10.2    Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.
10.3    Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11.    PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(a)    by cancellation of indebtedness of the Company to the Participant;
(b)    by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(c)    by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(d)    by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(e)    by any combination of the foregoing; or
(f)    by any other method of payment as is permitted by applicable law.
12.    GRANTS TO NON-EMPLOYEE DIRECTORS.
12.1    Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate dollar value subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed $300,000; provided however, that this maximum value can later be increased by the Board effective for the calendar year next commencing thereafter without further stockholder approval.
12.2    Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3    Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13.    WITHHOLDING TAXES.
13.1    Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
13.2    Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.    TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1    Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2    Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.    CERTIFICATES AND BOOK ENTRIES. All certificates or book entries for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
17.    ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit with the Company or an agent designated by the Company (or place under the control of the Company or its designated agent) all certificates or book entries representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, for the purpose of holding in escrow (or controlling) such certificates or book entries until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates or note in the Company’s direct registration system for stock issuance and transfer such restrictions and accompanying legends with respect to the book entries. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.    STOCKHOLDER APPROVAL OF EXCHANGE PROGRAM. Only with prior stockholder approval may the Committee implement an Exchange Program. For the avoidance of doubt, the Committee may not authorize the Company without prior stockholder approval to reprice Options or SARs or pay cash or issue new Awards in exchange for the surrender and cancellation of outstanding Awards.
19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates or establish book entries for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.    NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
21.    CORPORATE TRANSACTIONS.
21.1    Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2    Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

21.3    Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.    ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Board in June 2010 and was thereafter approved by the Company’s stockholders in July 2010.
23.    TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
24.    AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.    NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.    INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.   All Awards granted after May 31, 2017 and subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy that may be adopted by the Board (or its Compensation Committee) from time to time or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.    DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of the Company.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Company” means Green Dot Corporation, or any successor corporation.
“Common Stock” means the Class A common stock of the Company.
“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Director” means a member of the Board.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
(a)    if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
(b)    if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;
(c)    in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
(d)    if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies and whether or not computed in accordance with generally accepted accounting principles) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Control of expenses;

•	Cost of goods sold;

•	Profit margin;

•	Stock price;

•	Debt or debt-to-equity;

•	Liquidity;

•	Intellectual property (e.g., patents)/product development;

•	Mergers and acquisitions or divestitures;

•	Individual business objectives;

•	Company specific operational metrics; and

•	Any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates.
“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Green Dot Corporation 2010 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).